Exhibit 3(a)

                     ARTICLES OF INCORPORATION
                       OF SPRINT CORPORATION
                    (as amended March 25, 2003)


                               First

     The name of the Corporation is SPRINT CORPORATION.

                              Second

     This Corporation is organized for profit, and the purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the "General Corporation Code").

                               Third

     The Corporation's registered office is located at 6200 Sprint Parkway, Overland Park, Johnson County, Kansas 66251; Mr. J. Richard Devlin is the registered agent at said address.

                              Fourth

     The Corporation shall have perpetual existence.

                               Fifth

     Section 1. Number of Directors. The number of Directors shall not be less than eight nor more than 20 as may be determined from time to time by the affirmative vote of the majority of the Board of Directors.

     Section 2. Election of Directors. (a) Subject to clause (b) below, the holders of Corporation Common Stock shall have the right to elect that number of Directors equal to the excess of (x) the total number of Directors over (y) the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH of these Articles of Incorporation.

     (b) So long as Section 310 remains in effect, under no circumstances shall an Alien Director elected by the holders of Corporation Common Stock be qualified to serve as a Director if the number of Aliens who would then be serving as members of the Board of Directors, including such elected Alien, would constitute more than the maximum number of Aliens permitted by Section 310 on the Board of Directors.

     (c) The Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) shall be divided into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year. The number of Class I, Class II and Class III
Directors shall consist, as nearly as practicable, of one third of the total number of Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors). At each annual meeting of stockholders of this Corporation, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

     (d) Whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE FIFTH unless expressly provided by such terms.

     Section 3. Change in Number of Directors. If the number of Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

     Section 4. Term of Office. (a) Each Director shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify to serve, subject to prior death, resignation, retirement, disqualification or removal from office.

     (b) Any vacancy on the Board of Directors (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors elected by the same class or classes of stockholders which would be entitled to elect the Director who would fill such vacancy if the annual meeting of stockholders of this Corporation were held on the date on which such vacancy occurred, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided further, that at any time when there are no such Directors then serving, the stockholders of the class or classes entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy.

     (c) Any additional Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of the Directors of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

     Section 5.  Rights,  Powers,  Duties,  Rules and  Procedures;  Amendment of
Bylaws.

     (a) Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of this Corporation. Except to the extent required by law or as set forth in these Articles of Incorporation or the Bylaws, no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     (b) The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend and repeal the Bylaws of this Corporation in any respect to the full extent permitted by the General Corporation Code not inconsistent with the laws of the General Corporation Code or with these Articles of Incorporation, provided that prior to November 23, 2002, ARTICLE IV, SECTION 13 of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a "CP Covered Bylaws Amendment") without the affirmative vote of the holders of record of (i) a majority of the votes represented by the shares of PCS Stock and Class A Common Stock then outstanding, voting together as a single class in accordance with ARTICLE SIXTH, Section 3.2(d), and (ii) a majority of the votes represented by the shares of Corporation Common Stock, voting together as a single class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed CP Covered Bylaws Amendment.

     Section 6. Removal. A Director (other than a Director elected by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) may be removed only for cause. No Director so removed may be reinstated for so long as the cause for removal continues to exist. Such removal for cause may be effected only by the affirmative vote of the holders of a majority of the votes represented by the shares of the class or classes of stockholders which were entitled to elect such Director.

     Section 7. Definitions. Certain capitalized terms used in this ARTICLE FIFTH without definition have the meanings set forth in Section 10 of ARTICLE SIXTH.

                               Sixth

     Section 1.1. Authorized Shares. The total number of shares of capital stock which may be issued by this Corporation is 8,920,000,000, and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:


Designation                     Class                Series          No. of Shares   Par Value


The "Series 1 FON Stock"        FON Common Stock     Series 1        2,500,000,000   $2.00 per share
The "Series 2 FON Stock"        FON Common Stock     Series 2          500,000,000   $2.00 per share
The "Series 3 FON Stock"        FON Common Stock     Series 3        1,200,000,000   $2.00 per share
The "Old Class A Common Stock"  Class A Common Stock                   100,000,000   $2.50 per share(1)
The "Series 1 PCS Stock"        PCS Common Stock     Series 1        3,000,000,000   $1.00 per share
The "Series 2 PCS Stock"        PCS Common Stock     Series 2        1,000,000,000   $1.00 per share
The "Series 3 PCS Stock"        PCS Common Stock     Series 3          600,000,000   $1.00 per share
The "Preferred Stock"           Preferred Stock      See Section        20,000,000    No par value
                                                       13 below
_________________

(1) Par value at February 13, 2001, before adjustment pursuant to Section 1.2(e) or Section 8.3(a).


     Section 1.2. Representation of Equity Value; Exchange of Interests in Class A Common Stock.

     (a) The aggregate common equity value of the Corporation and each Business Group shall, at any time, be represented as follows:

          (i) The total common equity value of the Corporation shall be represented by the sum of the outstanding shares of (A) the FON Stock, (B) the PCS Stock and (C) the Class A Common Stock.

          (ii) The total common equity value of the FON Group shall be represented by the sum of (A) the outstanding shares of the FON Stock and
     (B) the outstanding shares of Old Class A Common Stock (but only to the extent such stock represents a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group).

          (iii) The total common equity value of the PCS Group shall be represented by the sum of (A) the outstanding shares of the PCS Stock, (B) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, and (C) the outstanding shares of Old Class A Common Stock (but only to the extent such stock represents a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group).

     (b) The Old Class A Common Stock shall, at all times, be deemed to represent a number of shares of Series 3 FON Stock and/or Series 3 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group plus the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group.

     (c) Each holder of a share of Old Class A Common Stock shall have the right, exercisable at any time and from time to time, to cause the Corporation to issue the following:

          (i) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, either a share of Series 3 FON Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 FON Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement; or

          (ii) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, either a share of Series 3 PCS Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 PCS Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement.

     A holder of Old Class A Common Stock may exercise its right to cause any such issuance solely with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, solely with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, or any combination thereof; provided,

          (x) when the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group is reduced to zero, no further shares of Series 1 FON Stock or Series 3 FON Stock may be issued pursuant to this
     Section 1.2(c),

          (y) when the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group is reduced to zero, no further shares of Series 1 PCS Stock or Series 3 PCS Stock may be issued pursuant to this
     Section 1.2(c), and

          (z) if at any time the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group are both zero, the Old Class A Common Stock may be redeemed, at the Corporation's option, at a redemption price of $0.001 per share.

     (d)   Deleted.

     (e)   Automatic Reclassification and Adjustment to Par Value Amount.

          Upon each issuance of any shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, and Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, in accordance with Section 1.2(c) or Section 8.3(a), each share of the Corporation's existing Old Class A Common Stock will be automatically reclassified into a share of Class A Common Stock with a par value amount equal to the Reduced Par Value Amount and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, will be reduced in accordance with the definitions of such terms set forth in ARTICLE SIXTH, Section 10; provided that after each such reclassification, the sum of (x) the total number of outstanding shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, or Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, so issued in accordance with Section 1.2(c) or Section 8.3(a) times the par value per share of such stock and (y) the total number of outstanding shares of Old Class A Common Stock immediately after such issuance times the Reduced Par Value Amount will always equal (z) the total number of outstanding shares of Old Class A Common Stock immediately prior to such issuance times the par value per share of such shares existing immediately prior to such issuance.

     (f) Notice Provisions; Issuance of Stock Certificates, etc.

          (i) A Class A Holder shall exercise its rights under this Section 1.2 by delivering a written notice to the Corporation (an "Issuance Notice") signed by an authorized officer of the Class A Holder specifying (1) the class and series of the Shares to be issued by the Corporation, (2) the number of shares of each to be issued pursuant to such request, and (3) the name of the Person in whose name the shares are to be issued (such a Person, a "Designee").

          (ii) As promptly as practical after receipt of an Issuance Notice, and in no event later than 5 Business Days thereafter, the Corporation will deliver or cause to be delivered a certificate or certificates representing the number of duly issued, fully paid and nonassessable shares issued pursuant to the Issuance Notice; provided, however, that the Corporation shall not be obligated to issue such shares if any material defect exists with respect to such Issuance Notice.

          (iii) Immediately upon the issuance of the shares of Series 1 FON Stock, Series 3 FON Stock, Series 1 PCS Stock and Series 3 PCS Stock pursuant to an Issuance Notice, the Designee shall be treated for all purposes as having become the record holder of the shares of such stock so issued.

          (iv) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares in connection with an Issuance Notice pursuant to this Section 1.2, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of such shares in a name other than that of the registered holder of the Class A Common Stock that gave rise to the right to cause the issuance of such Shares, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

          (v) In addition to the obligations of the Corporation contained in these Articles of Incorporation to reserve and keep available Shares, this Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 3 FON Stock, Series 3 PCS Stock, Series 1 PCS Stock and Series 1 FON Stock and its issued Series 1 FON Stock or Series 1 PCS Stock held in its treasury, Shares for the purpose of effecting the issuances of the Series 3 FON Stock, Series 1 FON Stock, Series 3 PCS Stock and Series 1 PCS Stock contemplated hereby.

     Section 2. General Provisions Relating to All Stock.

     2.1. Preemptive Rights; Cumulative Voting. No holder of shares of capital stock of any class or series of this Corporation or holder of any security or obligation convertible into shares of capital stock of any class or series of this Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of this Corporation, whether now or hereafter authorized; provided that this provision shall not (i) prohibit this Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of this Corporation or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement. Stockholders of this Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

     2.2. Redemption of Shares Held by Aliens. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Non-Class A Common Stock Beneficially Owned by Aliens and Class A Stock Beneficially Owned by Aliens may be redeemed by this Corporation, by action duly taken by the Board of Directors (with the approval of a majority of the Continuing Directors (as defined in ARTICLE SEVENTH) at a meeting at which at least seven Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if:

          (i) the Fair Price Provisions have been deleted in their entirety,

          (ii) the Fair Price Provisions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated under these Articles of Incorporation,

          (iii) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or

          (iv) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is no longer an "Interested Stockholder" or "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for this Corporation or any of its Subsidiaries to comply with the requirements of Section 310 (each of (i) through (iv), a "Fair Price Condition"), provided that (i) for purposes of these Articles of Incorporation, redemption of the Class A Common Stock is deemed to occur upon the reduction, in consideration of payments otherwise made in respect of redemptions under this Section 2.2, of Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group that are represented by the Class A Common Stock (with any such redemption of shares of Class A Common Stock being referred to in this
     Section 2.2 as a redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, as applicable) and (ii) Series 3 FON Stock, Series 3 PCS Stock, Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group may only be redeemed if, and only to the extent that, they represent in the aggregate Votes constituting greater than 20% of the aggregate Voting Power of this Corporation immediately prior to the time of such redemption.

     The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of this Corporation pursuant to any contract or agreement between such Alien and this Corporation:

     (a) except as provided in Section 2.2(f), the redemption price of the shares to be redeemed pursuant to this Section 2.2 shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to Section 2.2(d), provided that, except as provided in Section 2.2(f), such redemption price as to any Alien who purchased such shares of Non-Class A Common Stock after November 21, 1995 and within one year prior to the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

     (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

     (c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable, provided that this Corporation shall

          (i) in all cases be entitled to redeem shares of Non- Class A Common Stock Beneficially Owned by Aliens prior to redeeming any shares of Series 3 FON Stock, Series 3 PCS Stock, Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group Beneficially Owned by Aliens,

          (ii) redeem Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group of the holders of Old Class A Common Stock on a pro rata basis, and

          (iii) redeem shares of Series 3 PCS Stock and Series 3 FON Stock prior to redeeming Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group;

     (d) this Corporation shall give notice of the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of this Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates representing such shares), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

     (e) on the Redemption Date, unless this Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

     (f) such other terms and conditions as the Board of Directors shall determine to be equitable, provided that,

          (1) if any Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group are redeemed pursuant to this Section 2.2, (x) the redemption price, on a per share basis, of Shares Issuable With Respect To The Class A Equity Interest In The FON Group shall be an amount equal to the redemption price of a share of Series 3 FON Stock calculated pursuant to subsection (f)(2) of this Section 2.2, and (y) the redemption price, on a per share basis, of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group shall be an amount equal to the redemption price of shares of Series 3 PCS Stock calculated pursuant to subsection (f)(4) of this Section 2.2;

          (2) if any shares of Series 3 FON Stock are redeemed  pursuant to this
     Section 2.2, the redemption price thereof shall be the Market Price of a share of Series 1 FON Stock on the Redemption Date;

          (3) if any shares of Series 2 PCS Stock (or Series 2 FON Stock, if applicable) are redeemed pursuant to this Section 2.2, the redemption price of any such shares redeemed shall be the Market Price of a share of Series 1 PCS Stock (or Series 1 FON Stock, if applicable) on the Redemption Date; and

          (4) if any shares of Series 3 PCS Stock are redeemed  pursuant to this
     Section 2.2, the redemption price thereof shall be the Market Price of a share of Series 1 PCS Stock on the Redemption Date.

     The redemption price to be paid to the Class A Holders shall be modified in accordance with Article IX of the Stockholders' Agreement if such redemption is effected within the 120-day period described in the last sentence of Section
2.11 of the Stockholders' Agreement (as such period may be extended pursuant thereto) following an election by this Corporation to redeem shares in accordance with such Section.

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, provided that all notices to be given to the Class A Holders shall be made and deemed delivered in accordance with Section 11 of ARTICLE SIXTH and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

     2.3. Beneficial Ownership Inquiry. (a) This Corporation may by written notice require a Person that is a holder of record of Non-Class A Common Stock or Class A Stock or that this Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Non-Class A Common Stock or Class A Stock, to certify that, to the knowledge of such Person:

          (i) no Non-Class A Common Stock or Class A Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

          (ii) the number and class or series of shares of Non- Class A Common Stock or Class A Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certificate.

     (b) With respect to any Non-Class A Common Stock or Class A Stock identified by such Person in response to Section 2.3(a)(ii) above, this Corporation may require such Person to provide such further information as this Corporation may reasonably require in order to implement the provisions of
Section 2.2 of ARTICLE SIXTH.

     (c) For purposes of applying Section 2.2 of ARTICLE SIXTH with respect to any Non-Class A Common Stock or Class A Stock, if any Person fails to provide the certificate or other information to which this Corporation is entitled pursuant to this Section 2.3, this Corporation in its sole discretion may presume that the Non- Class A Common Stock or Class A Stock in question is, or is not, Beneficially Owned by Aliens.

     2.4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2.2 and 2.3 of ARTICLE SIXTH and, with respect to shares of Non-Class A Common Stock, to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Non-Class A Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of
Section 2.2 of ARTICLE SIXTH.

     2.5. Loss of Voting Rights. If (a) there is a breach by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any of the provisions of Sections 3.1(a) or 3.2(b) (as it relates to matters described in Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, (b) there is a willful breach in any material respect by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any provision of Section 3.1 (other than Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or

Qualified Stock Purchaser Standstill Agreement, or (c) a Government Affiliate or Related Company (each as defined in the Standstill Agreement) takes an action which if taken by FT or DT would violate Sections 3.1 or 3.2(b) (as it relates to matters other than those described in Section 3.1(a)) of the Standstill
Agreement, then FT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of Germany, a Related Company of DT or a Strategic Investor in a Qualified Subsidiary of DT in which FT is not an investor), DT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of France, a Related Company of FT or a Strategic Investor in a Qualified Subsidiary of FT in which DT is not an investor) and each Qualified Stock Purchaser shall not be entitled to vote any of their shares of capital stock of this Corporation with respect to any matter or proposal arising from, relating to or involving, such breach or action, and no such purported vote by such Class A Holders on such matter shall be effective or shall be counted.

     Section 3. Voting Powers.

     Section 3.1. General. Except as otherwise provided by law or as expressly set forth in ARTICLE FIFTH or in this ARTICLE SIXTH, each share of Corporation Common Stock shall be entitled to vote, as provided in ARTICLE SIXTH, Section
3.2 and ARTICLE SIXTH, Section 7.5(d) (with respect to Class A Stock only), on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and, except as otherwise provided by the terms of any outstanding series of Preferred Stock, the holders of Corporation Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class; provided, however, that

          (i) holders of FON Stock and Class A Common Stock, voting together as a single class in accordance with Section 3.2(c), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (A) increase or decrease the aggregate number of authorized shares of FON Stock, (B) increase or decrease the par value of the shares of FON Stock or (C) alter or change the powers, preferences or special rights of the shares of FON Stock so as to affect them adversely, and

          (ii) holders of PCS Stock and Class A Common Stock, voting together as a single class in accordance with Section 3.2(d), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (A) increase or decrease the aggregate number of authorized shares of PCS Stock, (B) increase or decrease the par value of shares of PCS Stock or (C) alter or change the powers, preferences or special rights of the shares of PCS Stock so as to affect them adversely.

     The Board of Directors is authorized to adopt resolutions requiring the approval of any class or series of capital stock, alone or together with any other class or series of capital stock, as a condition precedent, or condition subsequent, to the approval, adoption, authorization or consummation of any action, transaction or any other matter by or involving the Corporation, and no provision contained in the Amended and Restated Articles of Incorporation shall be interpreted to limit or restrict such authority in any way.

Section 3.2. Number of Votes. (a) On each matter to be voted on by the holders of Non-Class A Common Stock and Class A Stock voting together as a single class,

          (i) each outstanding share of Series 1 FON and Series 3 FON Stock is entitled to one vote (subject, in the case of the Series 3 FON Stock, to any increase in accordance with ARTICLE SIXTH, Section 7.5(d));

          (ii) subject to any increase resulting from the provisions of ARTICLE SIXTH, Section 7.5(d), each outstanding share of Old Class A Common Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of a vote) equal to the sum of the Old Class A FON Vote Per Share and the Old Class A PCS Vote Per Share (computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places);

          (iii) each outstanding share of Series 1 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of a vote) (the "PCS Per Share Vote") equal to the number of votes determined by multiplying one by the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Series 1 FON Stock computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places;

          (iv) each outstanding share of Series 2 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to ten percent of the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(iii);

          (v) each outstanding share of Series 3 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(iii) (subject to any increase in accordance with ARTICLE SIXTH, Section 7.5(d)); and

          (vi) each outstanding share of Series 2 FON Stock is entitled to ten percent of one vote.

     (b) On each matter to be voted on by the holders of Non-Class A Common Stock voting together as a single class,

     (i) each outstanding share of Series 1 FON Stock is entitled to one vote;

     (ii) each outstanding share of Series 1 PCS Stock is entitled to the PCS Per Share Vote determined in accordance with Section 3.2(a)(iii);

     (iii) each outstanding share of Series 2 PCS Stock is entitled to a number of votes determined in accordance with Section 3.2(a)(iv); and

     (iv) each outstanding share of Series 2 FON Stock is entitled to ten percent of one vote.

     (c) On each matter to be voted on by the holders of FON Stock and Class A Common Stock, voting together as a single class, each outstanding share of (i) Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock is entitled to one vote and (ii) Old Class A Common Stock is entitled to the Old Class A FON Vote Per Share .

     (d) On each matter to be voted on by the holders of the PCS Stock and Class A Common Stock voting together as a single class, each outstanding share of (i) Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is entitled to one vote and (ii) Old Class A Common Stock is entitled to the Old Class A PCS Vote Per Share.

     (e) On each matter to be voted on by the holders of the Class A Stock voting together as a single class, each outstanding share of (i) Series 3 FON Stock is entitled to one vote, (ii) Series 3 PCS Stock is entitled to the PCS Vote Per Share determined in accordance with Section 3.2(a)(v), and (iii) Old Class A Common Stock is entitled to the per share vote determined in accordance with Section 3.2(a)(ii).

     (f) In addition to the foregoing provisions of this Section 3, (i) if shares of only one class or series of Corporation Common Stock are outstanding on the record date for determining the holders of Corporation Common Stock entitled to vote on any matter, then each share of that class or series shall be entitled to one vote and (ii) if any class or any series of Corporation Common Stock votes as a single class with respect to any matter, each share of that class or series shall, for purposes of such vote, be entitled to one vote on such matter except with respect to a vote of Old Class A Common Stock voting as a single class, in which case each share of such stock shall be entitled to its per share vote determined in accordance with Section 3.2(a)(ii).

     Section 4. Liquidation Rights. If any voluntary or involuntary liquidation, dissolution or winding up of this Corporation occurs, then after payment or provision for payment of the debts and other liabilities of this Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of Corporation Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Business Group to which such assets are attributed in accordance with Section 10 of this ARTICLE SIXTH, divided among such holders in accordance with the per share "Liquidation Units" attributable to each such class or series of stock as follows:

          (i) each share of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock is hereby attributed one "Liquidation Unit,"

          (ii) at the time of the liquidation, dissolution or winding up of this Corporation, each share of Old Class A Common Stock will be attributed a number of "Liquidation Units" (which may be more or less than one whole "Liquidation Unit" and may include a fraction of a "Liquidation Unit") equal to (A) the sum of (I) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and (II) the product of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the PCS Ratio, divided by (B) the aggregate number of shares of Old Class A Common Stock outstanding; and

          (iii) each share of PCS Stock is hereby attributed the number of "Liquidation Units" determined by multiplying one by the PCS Ratio.

     The per share "Liquidation Units" of each such class or series of stock are subject to adjustment as determined by the Board of Directors to be appropriate to reflect equitably (i) any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class or series of stock or (ii) any dividend or other distribution of shares of such class or series of stock to holders of shares of such class or series of stock. Neither the merger nor consolidation of this Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of this Corporation within the meaning of this Section 4. Notwithstanding the foregoing, any transaction or series of related transactions which results in the distribution of all or substantially all of the assets of the PCS Group (excluding any portion of such assets retained by the Corporation or distributed to holders of FON Stock in respect of the FON Group Intergroup Interest Fraction) to the holders of the outstanding PCS Stock and Class A Common Stock (to the extent of any Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) by way of the distribution of equity interests in one or more entities that collectively hold, directly or indirectly, all or substantially all of the assets of the PCS Group (including, without limitation, the PCS Group Subsidiary) shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 but shall be subject to ARTICLE SIXTH, Section 7.2.

     Section 5. Dividends. Dividends shall be declared and paid only out of net income or surplus of this Corporation and may be declared and paid upon each class and series of Corporation Common Stock, upon the terms with respect to each such class and series, and subject to the limitations provided for in this
Section 5 and in Section 13, as the Board of Directors may determine.

     5.1. Generally. Dividends on Corporation Common Stock may be declared and paid only out of the funds of the Corporation legally available therefor.

     5.1.1. The holders of the Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable on the Series 2 FON Stock. Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

     5.1.2. The holders of the Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable on the Series 3 FON Stock. Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON

Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

     5.1.3. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable on the Series 1 FON Stock. Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

     5.1.4. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable on the Series 3 FON Stock. Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

     5.1.5. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable on the Series 1 FON Stock. Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

     5.1.6. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable on the Series 2 FON Stock. Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

     5.1.7. In addition to the entitlement with respect to dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A FON Share Basis to those payable on a per share basis to the Series 1 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 1 FON Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

     5.1.8. In addition to the entitlement with respect to dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A FON Share Basis to those payable on a per share basis to the Series 2 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 2 FON Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

     5.1.9. In addition to the entitlement with respect to dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock, on a Per Class A FON Share Basis, equal to those payable on a per share basis to the Series 3 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 3 FON Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the

Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

     5.1.10. The holders of the Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

     5.1.11. The holders of the Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 3 PCS Stock. Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

     5.1.12. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

     5.1.13. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 3 PCS Stock. Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

     5.1.14. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

     5.1.15. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

     5.1.16. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 1 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

     5.1.17. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 2 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

     5.1.18. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 3 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

     5.1.19. Deleted.

     5.1.20. Deleted.

     5.1.21. The holders of shares of Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of
Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

     5.1.22. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of
Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

     5.1.23. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of
Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

     5.1.24. The holders of shares of Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

     5.1.25. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

     5.1.26. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

     5.2. Separate Declaration of Dividends. The Board of Directors, in accordance with the applicable provisions of Section 5.1, may at any time declare and pay dividends (i) exclusively on the FON Stock and the Class A Common Stock (on a Per Class A FON Share Basis), (ii) exclusively on the PCS Stock and the Class A Common Stock (on a Per Class A PCS Share Basis) or (iii) on the FON Stock and the Class A Common Stock (on a Per Class A FON Share Basis), on the one hand, and the PCS Stock and the Class A Common Stock (on a Per Class A PCS Share Basis), on the other, in equal or unequal per share amounts, notwithstanding the amount of dividends previously declared on each class or series of stock, the respective voting or liquidation rights of each class or series of stock or any other factor.

     5.3. Share Distributions. Subject to ARTICLE SIXTH, Section 5 and except as permitted by ARTICLE SIXTH, Sections 7.1 and 7.2, the Board of Directors may declare and pay dividends or distributions of shares of Corporation Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Corporation Common Stock) on shares of Corporation Common Stock or shares of Preferred Stock only as follows:

     (A) dividends or distributions of shares of (i) Series 1 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 FON Stock), (ii) Series 2 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for Shares of Series 2 FON Stock) and (iii) Series 3 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 FON Stock) on shares of (i) Series 1 FON Stock, (ii) Series 2 FON Stock and (iii) Series 3 FON Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), respectively, as well as on Preferred Stock attributed to the Sprint FON Group exclusively in accordance with ARTICLE SIXTH, Section 13;

     (B) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock), (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) and (iii) Series 3 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 PCS Stock) on shares of (i) Series 1 PCS Stock, (ii) Series 2 PCS Stock and (iii) Series 3 PCS Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), respectively, and Preferred Stock attributed to the PCS Group exclusively in accordance with ARTICLE SIXTH, Section 13;

     (C) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock), (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) and (iii) Series 3 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 PCS Stock) on (x) shares of (i) Series 1 FON Stock, (ii) Series 2 FON Stock and (iii) Series 3 FON Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), respectively, or (y) shares of FON Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest required by paragraph (B) of the definition of such term in ARTICLE SIXTH, Section 10 as a result of such dividend or distribution, plus (2) the number of shares of PCS Stock issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued or any other outstanding Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity

Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13; and

     (D) dividends or distributions of shares of PCS Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Preferred Stock) on shares of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest required by paragraph (B) of the definition of such term in ARTICLE SIXTH, Section 10 as a result of such dividend or distribution plus (2) the number of shares of PCS Stock issuable upon conversion, exchange or exercise of any Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13.

     For purposes of this Section 5.3, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for FON Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) or PCS Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

     Section 6. No Dilution or Impairment; Certain Tender Offers.

     (a) No reclassification, subdivision or combination of the outstanding shares of Series 2 FON Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 FON Stock as were represented by the shares of Series 1 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (b) No reclassification, subdivision or combination of the outstanding shares of Series 3 FON Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 FON Stock as were represented by the shares of Series 1 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (c) No reclassification, subdivision or combination of the outstanding shares of Series 1 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 FON Stock as were represented by the shares of Series 2 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (d) No reclassification, subdivision or combination of the outstanding shares of Series 3 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 FON Stock as were represented by the shares of Series 2 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (e) No reclassification, subdivision or combination of the outstanding shares of Series 1 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 FON Stock as were represented by the shares of Series 3 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (f) No reclassification, subdivision or combination of the outstanding shares of Series 2 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 FON Stock as were represented by the shares of Series 3 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (g) Deleted.

     (h) Deleted.

     (i) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (j) No reclassification, subdivision or combination of the outstanding shares of Series 3 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on a equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (k) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (l) No reclassification, subdivision or combination of the outstanding shares of Series 3 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (m) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 3 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (n) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 3 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (o) Without limiting the generality of the foregoing paragraphs (a) through
(n), in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Non-Class A Common Stock) or any reclassification of the Non-Class A Common Stock into any other form of capital stock of this Corporation, whether in whole or in part, each Class A Holder shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock held by it into the kind and amount of shares of stock and other securities and property which such Class A Holder would have been entitled to receive upon such consolidation, merger, or reclassification if such Class A Holder had (I) converted its shares of Series 3 FON Stock or Series 3 PCS Stock into Series 1 FON Stock or Series 1

PCS Stock, respectively, or (II) received shares of Series 3 FON Stock or Series 3 PCS Stock in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group or the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, respectively, represented by such Class A Common Stock immediately prior to such merger, consolidation or reclassification and converted such shares in accordance with clause (I). This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Non-Class A Common Stock unless it delivers to the Class A Holders written notice of its intent to take such action at least ten Business Days before taking such action.

     (p) Without limiting the generality of the foregoing, in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Series 1 FON Stock or Series 1 PCS Stock) or any reclassification of the Series 1 FON Stock or Series 1 PCS Stock into any other form of capital stock of this Corporation, whether in whole or in part, each holder of Series 2 FON Stock or Series 2 PCS Stock, as the case may be, shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 2 FON Stock or Series 2 PCS Stock, as the case may be, held by such holder into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, or reclassification if such holder had converted its shares of Series 2 FON Stock or Series 2 PCS Stock into Series 1 FON Stock or Series 1 PCS Stock, respectively, immediately prior to such merger, consolidation or reclassification. This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Series 1 FON Stock or Series 1 PCS Stock unless it delivers to the holders of Series 2 FON Stock and Series 2 PCS Stock written notice of its intent to take such action at least ten Business Days before taking such action.

     (q) Exclusionary Tender Offers. If the Board of Directors shall determine not to oppose a tender offer by a Person other than a Cable Holder for Voting Securities of this Corporation representing not less than 35 percent of the Voting Power of this Corporation, and the terms of such tender offer do not permit the holders of Series 2 PCS Stock to sell an equal or greater percentage of their shares as the holders of Series 1 PCS Stock are permitted to sell taking into account any proration, then each holder of Series 2 PCS Stock shall have the right (but not the obligation) to deliver to this Corporation a written notice requesting conversion of certain shares of Series 2 PCS Stock designated by such holder of Series 2 PCS Stock into Series 1 PCS Stock, upon which delivery each share of Series 2 PCS Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock, provided that
(i) unless the Series 2 PCS Stock shall have otherwise been converted into Series 1 PCS Stock pursuant to ARTICLE SIXTH, Section 7.5 upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by this Corporation to each holder of Series 2 PCS Stock of a notice that such transaction has been abandoned, each share of Series 1 PCS Stock held by a holder of Series 2 PCS Stock shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 2 PCS Stock, and (ii) only those shares of Series 2 PCS Stock related to shares of Series 1 PCS Stock that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation to have been converted into Series 1 PCS Stock, pursuant to this subparagraph (q) and the Series 2 PCS Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 2 PCS Stock, provided, that if the Series 2 PCS Stock has been converted into or redeemed for Series 2 FON Stock pursuant to ARTICLE SIXTH, Section 7, then the terms "Series 2 FON Stock" and "Series 1 FON Stock" shall be deemed to replace the terms "Series 2 PCS Stock" and "Series 1 PCS Stock," respectively, in this subparagraph (q).

     (r) Issuer Tender Offers. The Corporation shall not conduct an issuer tender offer (as defined on November 23, 1998 in Rule 13e-4 under the Exchange
Act) with respect to the Series 1 PCS Stock or the Series 1 FON Stock unless (i) such tender offer provides for the participation of the holders of Series 2 PCS Stock, Series 3 PCS Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), on the one hand, or Series 2 FON Stock, Series 3 FON Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), on the other hand, on an equal basis with the Series 1 PCS Stock or the Series 1 FON Stock, respectively, and (ii) the Corporation accepts for repurchase the number of shares tendered by the holders of Series 1 PCS Stock, Series 2 PCS Stock, Series 3 PCS Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), on the one hand, or Series 1 FON Stock, Series 2 FON Stock, Series 3 FON Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), on the other, in

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

proportion to the number of shares of each such class and series tendered; provided that the terms of this subparagraph (r) shall not prevent the Corporation from administering in good faith an "odd-lot" program in connection with such issuer tender offer and shall not apply to customary acquisitions of Corporation Common Stock made by the Corporation on the open market for purposes of maintaining stock option plans of the Corporation.

     Section 7. Conversion or Redemption of PCS Stock. Except as otherwise provided in Sections 2.2, 6(q) and 8.5, shares of PCS Stock are (i) subject to conversion or redemption, as the case may be, upon the terms provided in this
Section 7 with respect to each class and (ii) otherwise not subject to conversion or redemption.

     7.1. Conversion or Redemption of PCS Stock.

     (A) If the Corporation and/or its subsidiaries makes a Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets attributed to the PCS Group to one or more persons or entities (other than (w) the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation and winding up of the Corporation and the distribution of assets to stockholders pursuant to Section 4, (x) the redemption of the PCS Stock for the stock of the PCS Group Subsidiary pursuant to Section 7.2, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) pursuant to a Related Business Transaction), then the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "PCS Group Disposition Date"), either (I) pay a dividend on the PCS Stock or (II) redeem some or all of the PCS Stock or convert PCS Stock into Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, as applicable (or another class or series of common stock of the Corporation), in accordance with the following subparagraphs (1) and (2) of this paragraph (A) and, to the extent applicable, in accordance with Section 7.4, as the Board of Directors shall have selected among such alternatives:

          (1) provided that there are funds of the Corporation legally available therefor:

               (a) pay to the holders of the shares of PCS Stock a dividend, as the Board of Directors shall have declared in accordance with Section
          5.1 of ARTICLE SIXTH, in cash and/or in securities (other than a dividend of Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

               (b) (i) subject to the last  sentence of this  paragraph  (A), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(C) all outstanding shares of PCS Stock in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such Disposition (such aggregate amount to be allocated to shares of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is the same)); or

                       (ii) subject to the last sentence of this paragraph (A), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(D) the number of whole shares of PCS Stock (which may be all of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the sixteenth Trading Day immediately succeeding the PCS Group Disposition Date closest to the product of the Outstanding PCS Fraction as of the date such shares are selected for redemption multiplied by the Fair Value as of the PCS Group Disposition Date of the Net Proceeds of such Disposition, in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value in the aggregate equal to such product (such aggregate amount to be allocated to shares of Series 1 PCS Stock, Series 2 PCS Stock and Series 3

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

          PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is the same)); or

          (2) convert each outstanding share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock as of the Conversion Date provided by Section 7.4(E) into a number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(E)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Series 1 PCS Stock over the period of ten consecutive Trading Days beginning on the sixteenth Trading Day following the PCS Group Disposition Date to the average Market Value of one share of Series 1 FON Stock (or such other class or series of common stock) over the same ten Trading Day period.

Notwithstanding the foregoing provisions of this paragraph (A), the Corporation may redeem PCS Stock as provided by subparagraph (1)(b)(i) or (1)(b)(ii) of this paragraph (A) only if the amount to be paid in redemption of such stock (and the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group in accordance with ARTICLE SIXTH, Section 7.1(B)) is less than or equal to the sum of (i) the amount available for the payment of dividends on such shares to be redeemed in accordance with Section 5 of ARTICLE SIXTH measured as of the Redemption Date and (ii) the amount determined to be capital in respect of the shares to be redeemed in accordance with applicable corporation law as of the Redemption Date.

     (B) For purposes of this Section 7.1:

          (1) as of any date, "substantially all of the properties and assets" attributed to the PCS Group means a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the PCS Group as of such date;

          (2) in the case of a Disposition of the properties and assets attributed to the PCS Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions;

          (3) the Board of Directors may pay any dividend or redemption price referred to in Section 7.1(A) in cash, securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property, regardless of the form or nature of the proceeds of the Disposition; provided that if such payment is made in Voting Securities (other than Corporation Common Stock or other common equity securities of the Corporation) of the Corporation or another entity, holders of Series 2 PCS Stock shall receive Voting Securities with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock;

          (4) if the Corporation pays a dividend to the holders of shares of PCS Stock in accordance with Section 7.1(A)(1)(a), then the Corporation will pay a dividend equivalent on a Per Class A PCS Share Basis to the holders of Class A Common Stock;

          (5) if the Corporation redeems all outstanding shares of PCS Stock in accordance with Section 7.1(A)(1)(b)(i), then the Corporation will pay an aggregate amount to the holders of Old Class A Common Stock equivalent on a Per Class A PCS Share Basis to the per share redemption amount paid in accordance with Section 7.1(A)(1)(b)(i) in respect of the total Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group;

          (6) if the Corporation  redeems shares of PCS Stock in accordance with
     Section 7.1(A)(1)(b)(ii), then the Corporation will pay to the holders of Old Class A Common Stock an amount in accordance with subparagraph (5) immediately above but only in respect of the same proportion of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group as the PCS Stock redeemed in accordance with Section 7.1(A)(7)(b)(ii); and

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

          (7) if the Corporation converts shares of PCS Stock in accordance with
     Section 7.1(A)(2), then the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group will convert into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, such conversion to be on the same basis as set forth in Section 7.1(A)(2).

     (C) If the payment of the dividend or the redemption price with respect to the PCS Stock provided for by Section 7.1(A)(1) occurs prior to November 23, 2001, then the Board of Directors may convert each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock remaining outstanding, but only as of a Conversion Date (determined as provided by Section 7.4(E) hereof) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(E)) equal to 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 7.4(E); provided, that upon such conversion, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group will convert, on the same basis, into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group.

     (D) At any time following November 23, 2001, the Board of Directors may convert each outstanding share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock, as of the Conversion Date provided by Section 7.4(E), into the number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by Section 7.4(E)) equal to, on the Conversion Date, (i) if following November 23, 2001 but prior to November 23, 2002, 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 7.4(E), or (ii) if on or after November 23, 2002, at such conversion ratio (if any) as the Board of Directors determines to be fair to holders of the PCS Stock, taken as a separate class, and holders of FON Stock, taken as a separate class, provided, that upon such conversion, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group will convert, on the same basis, into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group.

     7.2. Redemption of PCS Stock for Subsidiary Stock. At any time the Board of Directors may redeem all of the outstanding shares of PCS Stock, on a Redemption Date of which notice is delivered in accordance with Section 7.4(F), in exchange for the number of shares of common stock of one or more wholly-owned subsidiaries of the Corporation (collectively, the "PCS Group Subsidiary") that collectively hold directly or indirectly all of the assets and liabilities attributed to the PCS Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) equal to the product of the Outstanding PCS Fraction and the number of shares of common stock of such PCS Group
Subsidiary to be outstanding immediately following such exchange of shares (including any shares of such PCS Group Subsidiary which will be retained by the Corporation in respect of the FON Group Intergroup Interest Fraction), such PCS Group Subsidiary shares to be delivered to the holders of shares of PCS Stock on the Redemption Date and to be divided among the holders of PCS Stock pro rata in accordance with the number of shares of PCS Stock held by each on such Redemption Date, each of which shares of common stock of such PCS Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; provided, however, that

          (i) no such redemption pursuant to this Section 7.2 may occur prior to November 23, 2000 unless such redemption is approved by the affirmative vote of the holders of a majority of shares of PCS Stock and Class A Common Stock, voting together as a single class in accordance with ARTICLE SIXTH,
     Section 3.2(d),

          (ii) holders of shares of Series 2 PCS Stock and Series 3 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock and

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

          (iii) on such Redemption Date, the holders of Old Class A Common Stock will receive the number of shares of the PCS Group Subsidiary equal to the product of (A) the Old Class A PCS Interest Fraction, and (B) the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such issuance of shares;

and provided further, that no such redemption pursuant to this Section 7.2 may occur unless (i) the redemption is tax-free to the holders of PCS Stock or (ii) such other arrangement exists for the benefit of the holders of PCS Stock redeemed such that, net of all taxes related to such redemption and to such other arrangement itself which are realized by such stockholders, such stockholders will be in a position that is substantially equivalent economically to the position such stockholders would be in after a tax-free distribution described in the immediately preceding clause (i).

     7.3. Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of any class or series of PCS Stock are converted or redeemed, any share of such class or series of PCS Stock that is issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible
Security:

     (A) if the shares of such class or series of PCS Stock outstanding on such Conversion Date were converted into shares of another class or series of Corporation Common Stock (or another class or series of common stock of the Corporation) pursuant to subparagraph (A)(2) or paragraph (C) or (D) of Section 7.1, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such class or series of PCS Stock issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

     (B) if the shares of such class or series of PCS Stock outstanding on such Redemption Date were redeemed pursuant to Section 7.1(A)(1)(b) or Section 7.2, be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such class or series of PCS Stock issued upon such conversion, exchange or exercise.

     The provisions of this Section 7.3 shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class or series of PCS Stock are otherwise made pursuant to the provisions of such Convertible Securities.

     7.4.   Notice and Other Provisions.

     (A) Not later than the tenth Trading Day following the consummation of a Disposition referred to in Section 7.1(A), the Corporation shall announce publicly by press release (1) the Net Proceeds of such Disposition, (2) the number of shares outstanding of the PCS Stock, (3) the number of shares of PCS Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (4) the Outstanding PCS Fraction and the Old Class A PCS Interest Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 7.1(A) it has irrevocably determined to take in respect of such Disposition.

     (B) If the Corporation determines to pay a dividend on shares of PCS Stock pursuant to Section 7.1(A)(1)(a), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to each holder of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (2) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property to be paid as such dividend in respect of the outstanding shares of PCS Stock, (4) the Net Proceeds of such Disposition,
(5) the Outstanding PCS Fraction and the Old Class A PCS Interest Fraction on the date of such notice, (6) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which outstanding

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

Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

     (C) If the Corporation determines to redeem PCS Stock pursuant to Section 7.1(A)(1)(b)(i), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of PCS Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction and the Old Class A PCS Interest Fraction on the date of such notice, (6) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (9) a statement to the effect that, except as otherwise provided by paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

     (D) If the Corporation determines to redeem PCS Stock pursuant to Section 7.1(A)(1)(b)(ii), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made, on which shares of PCS Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction and the Old Class A PCS Interest Fraction on the date of such notice, (6) the number of shares of PCS Stock outstanding and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement that the Corporation will not be required to register a transfer of any shares of PCS Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of PCS Stock to be redeemed setting forth (1) the number of shares of PCS Stock held by such holder to be redeemed, (2) a statement that such shares of PCS Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of PCS Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

     (E) If the  Corporation  determines  to convert  the PCS Stock  pursuant to
Section 7.1(A)(2), Section 7.1(C) or Section 7.1(D), as the case may be, the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of PCS Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Series 1 FON Stock (or Series 2 FON Stock or Series 3 FON Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of PCS Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Series 1 FON Stock (or Series 2 FON Stock or Series 3 FON Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, (5) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

     (F) If the Corporation determines to redeem shares of PCS Stock pursuant to
Section 7.2, the Corporation shall cause notice to be given to each holder of shares of PCS Stock to be redeemed, and to each holder of Class A Common Stock and Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of PCS Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of the PCS Group Subsidiary, (2) the Redemption Date, (3) the Outstanding PCS Fraction and the Old Class A PCS Interest Fraction on the date of such notice, (4) the place or places where certificates for shares of PCS Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the PCS Group Subsidiaries, (5) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Redemption Date, (6) the number of shares of PCS Stock outstanding and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of the PCS Group Subsidiary upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation. If any shares of Series 2 PCS Stock or Series 3 PCS Stock are outstanding immediately prior to the Redemption Date, then the notice provided to each holder of Series 2 PCS Stock or Series 3 PCS Stock, as the case may be, pursuant to this Section 7.4(F) will also indicate that such holders of shares of Series 2 PCS Stock and Series 3 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent to such shares received by holders of Series 1 PCS Stock.

     (G) If less than all of the outstanding shares of PCS Stock are to be redeemed pursuant to Section 7.1(A)(1), then the shares to be redeemed by the Corporation shall be selected from among the holders of shares of PCS Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among each class or series of PCS Stock (including pro rata among all holders of Series 2 PCS Stock and Series 3 PCS Stock) or, if Series 2 PCS Stock is no longer outstanding, by lot or such other method as may be determined by the Board of Directors of the Corporation to be equitable.

     (H) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of PCS Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 7. If more than one share of PCS Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of PCS Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence only, "Fair Value" of any fractional share means (A) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

     (I) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of PCS Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of PCS Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such shares of PCS Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

     (J) Before any holder of PCS Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such shares of PCS Stock pursuant to this Section 7, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of PCS Stock deliver to the person for whose account such shares of PCS Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 7.4(H), in each case without interest. If less than all of the shares of PCS Stock represented by any one certificate are to be redeemed or converted, then the Corporation shall issue and deliver a new certificate for the shares of PCS Stock not redeemed.

     (K) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of PCS Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of PCS Stock as required by Section 7.4(J), to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by Section 7.4(H) and rights to dividends as provided in Section 7.4(I), in each case without interest. Subject to the next sentence, any holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of PCS Stock shall not be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which PCS Stock was converted or redeemed until the surrender as required by this Section 7 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for PCS Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of PCS Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

     (L) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of PCS Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of PCS Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (M) Neither the failure to mail any notice required by this Section 7.4 to any particular holder of PCS Stock or of Convertible Securities nor any defect therein shall affect the sufficiency of any notice given to any other holder of outstanding shares of PCS Stock or of Convertible Securities or the validity of any such conversion or redemption.

     (N) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 7 as the Board of Directors shall determine to be appropriate.

     (O) If notices to Class A Holders are made pursuant to this Section 7, then the Corporation will make such notices in compliance with the provisions of
Section 11 of ARTICLE SIXTH as well as with the provisions of this Section 7.

     7.5 Automatic Conversion of Series 2 PCS Stock and Series 2 FON Stock.

     (a) Below One Percent Voting Power. If the total number of Converted Votes represented by the aggregate number of issued and outstanding shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be, is below one percent of the outstanding Voting Power of the Corporation for more than 90 consecutive days, then (i) the Corporation shall notify FT and DT, in accordance with ARTICLE SIXTH, Section 11, of the date on which such conversion will occur as soon as practicable following the date on which such 90-day period ends (the "Conversion Trigger Date") but in no event later than ten Business Days after the Conversion Trigger Date and (ii) each outstanding share of Series 2 PCS Stock or Series 2 FON Stock will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Series 1 FON Stock, respectively, such conversion to take place on the 90th day following the Conversion Trigger Date.

     (b) Certain Transfers. Upon any Transfer of shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be (other than a Transfer to a Cable Holder) each such share so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Series 1 FON Stock, respectively, as of the date of such Transfer.

     (c) Notice of Automatic Conversion; Exchange of Stock Certificates; Effect of Automatic Conversion of All Series 2 PCS Stock, etc.

          (i) In addition to the notice required in Section 7.5(a), as soon as practicable after a conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 FON Stock) into shares of Series 1 PCS Stock (or, if applicable, Series 1 FON Stock), pursuant to this Section 7, the Corporation shall notify FT and DT, in accordance with ARTICLE SIXTH,
     Section 11, of the number of shares so converted and the date on which such conversion occurred.

          (ii) Immediately upon the conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 FON Stock) into shares of Series 1 PCS Stock (or, if applicable, Series 1 FON Stock), pursuant to this Section 7 (such shares so converted hereinafter referred to as the "Converted Series Shares"), the rights of the holders of such Converted Series Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 PCS Stock or Series 1 FON Stock, as the case may be, issuable upon such conversion (the "Newly Issued Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Series Shares as of a record date preceding the time the Converted Series Shares were converted (the "Series Conversion Time") and unpaid as of the Series Conversion Time. If the stock transfer books of this Corporation shall be closed at the Series Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the Newly Issued Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

          (iii) As promptly as practicable after the Series Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Series Shares, this Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable Newly Issued Shares into which the Converted Series Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 7.5.

          (iv) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Newly Issued Shares upon the conversion of Converted Series Shares pursuant to this Section 7.5, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of Newly Issued Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

          (v) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 PCS Stock, authorized but unissued Series 1 FON Stock, issued Series 1 PCS Stock held in its treasury and issued Series 1 FON Stock held in its treasury, for the purpose of effecting the conversion of the Series 2 PCS Stock or Series 2 FON Stock, as the case may be, contemplated hereby, the full number of shares of Series 1 PCS Stock and Series 1 FON Stock then deliverable upon the conversion of all outstanding shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be, and the full number of shares of Series 2 PCS Stock the Cable Holders are permitted to acquire under the Restructuring Agreement and the Cable Holder Standstill Agreements.

     (d) Temporary Voting Power Adjustment for Class A Holders. If any conversions of shares of Series 2 PCS Stock or Series 2 FON Stock into shares of Series 1 PCS Stock or Series 1 FON Stock, respectively, pursuant to this Section 7.5, or any increases in the per share vote of other Voting Securities of the Corporation upon a Transfer of such Voting Securities, occur on or after the tenth Trading Day preceding a record date for purposes of determining the stockholders entitled to vote or to receive the payment of a dividend, then the per share vote of the Class A Stock determined in accordance with ARTICLE SIXTH,
Section 3.2 shall be increased such that the aggregate Percentage Ownership Interest of each Class A Holder, including with respect to Series 3 FON Stock and Series 3 PCS Stock (or stock converting into Series 3 FON Stock and Series 3 PCS Stock pursuant to ARTICLE SIXTH, Section 8.3(c)) acquired prior to such record date, shall not be diluted as a result of such conversions until 12:01 a.m. on the day immediately following the date of such stockholder meeting or the dividend payment date, respectively.

     Section 8.  Provisions Relating to Class A Stock.

     8.1. Rights and Privileges. Except as otherwise set forth in these Articles of Incorporation, at all times (i) the holders of Series 3 FON Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock, (ii) the holders of Series 3 PCS Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 PCS Stock, and (iii) the holders of Class A Common Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock and Series 1 PCS Stock to the extent such Class A Common Stock represents, at such time, Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, in all such cases without any limitations, prohibitions, restrictions or qualifications whatsoever, and such holders shall be entitled to such other rights and privileges as are expressly set forth in these Articles of Incorporation; provided that a holder of shares of Class A Common Stock shall not have any rights or privileges under these Articles of Incorporation or the General Corporation Code of Kansas, as amended, or otherwise (whether in connection with the voluntary or involuntary liquidation, dissolution or winding up of this Corporation, in connection with the declaration and/or payment of dividends, with respect to redemptions of such shares or in connection with any other distributions by the Corporation of any character on the Corporation Common Stock or otherwise) in respect of such shares except such rights and privileges that such holder would have had if all Shares Issuable With Respect To The Class A Equity Interest In The FON Group and all Shares Issuable With Respect To The Class A Equity Interest In The PCS Group had been issued and all shares of Class A Common Stock had been redeemed pursuant to ARTICLE SIXTH,
Section 1.2(c).

     8.2. Certain Agreements. Except as otherwise provided in Section 8.3 of ARTICLE SIXTH, for so long as any shares of Class A Stock are outstanding:

          (i) if any merger or other business combination involving this Corporation results directly or indirectly in a Change of Control, then unless this Corporation survives as the parent entity, the surviving corporation will expressly assume all of this Corporation's obligations in respect of the Registration Rights Agreement and this Section 8.2; and

          (ii) if any merger or other business combination involving this Corporation occurs that does not result directly or indirectly in a Change of Control, then unless this Corporation survives as the parent entity, the surviving corporation will expressly assume all of this Corporation's obligations in respect of the rights of the Class A Holders granted pursuant to these Articles of Incorporation, the Stockholders' Agreement, the FT/DT Restructuring Agreement and the Registration Rights Agreement.

     8.3. Conversion of Shares. (a) Unauthorized Transfers; Automatic Conversions. Upon any Transfer of shares of Class A Stock (other than a Transfer to a Qualified Subsidiary, to a Qualified Stock Purchaser or to FT or DT, in each case which Transfer is effected in accordance with the provisions of
Article II of the Stockholders' Agreement), or upon delivery of a written notice, provided by a Class A Holder with respect to such holder's shares of Class A Stock, to Sprint in accordance with the notice delivery requirements as set forth in ARTICLE SIXTH, Section 11,

          (A) each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, so Transferred, or identified in such notice, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

          (B) the Old Class A Common Stock, to the extent so Transferred, or identified in such notice, shall be adjusted as provided in, and with the same effect as provided in, ARTICLE SIXTH, Sections 1.2(c) and 1.2(e), except that in such case only Series 1 PCS Stock and Series 1 FON Stock shall be issued;

as of the date of such Transfer or delivery of such notice, provided that no conversion of Class A Stock pursuant to this Section 8.3(a) shall be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock for purposes of
Section 8.3(c) of ARTICLE SIXTH.

     (b) Material Breach of Investment Documents. (i) (A) Each outstanding share of Series 3 FON Stock and Series 3 PCS Stock Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and (B) all outstanding shares of Old
Class A Common Stock Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, if:

          (v) FT or DT or any Qualified Subsidiary breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement;

          (w) deleted;

          (x) FT, DT or any Qualified Subsidiary breaches any of the provisions of Article 2 (other than Section 2.1(b)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement;

          (y) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case in a Control Context, or otherwise breaches Sections 3.1(a)(ii), (iii) or
     (iv) or Section 3.1(g) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement; or

          (z) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or (iv), or Section 3.1(g)) or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case other than in a Control Context;

provided that, with respect to an alleged breach of the type described in clauses (v), (x), (y) or (z) above, the Class A Holder(s) alleged to have taken the actions causing such breach (the "Breaching Holders") shall deliver a notice

               (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (ii)(x) or (iii)(x) below, in which case no conversion of the Class A Stock shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or (iii), as the case may be;

               (II) in accordance with clauses (ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Stock shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (ii) or (iii) below, as the case may be; or

               (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case

                    (A) each outstanding  share of Series 3 FON Stock and Series
               3 PCS Stock, as the case may be, Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

                    (B) all  outstanding  shares  of Old  Class A  Common  Stock
               Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the number of shares issuable with respect to the Old Class A Equity Interest In The FON Group and the number of shares issuable with respect to the Old Class A Equity Interest in the PCS Group, respectively, represented by such shares of Old Class A Common Stock, upon delivery of such notice; and

provided, further, that if the Breaching Holders fail to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (ii), (iii) or (iv) below, they shall be deemed to have taken the action described in clause (III) above.

     (ii) For any alleged breach of the type described in clauses (x) or (z) of clause (i) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (ii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

          (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clause (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

               (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;

               (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner;

               (III) with respect to an alleged breach of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Non-Class A Common Stock or Class A Stock, as the case may be, as is necessary to return the Breaching Holder to the ownership level permitted by the Standstill Agreement or a Qualified Subsidiary Standstill Agreement, as the case may be, at a price equal to the lower of (A) the Market Price for such shares at the time of such redemption and (B) the price paid by the Breaching Holders for such shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

               (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

          (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to the Class A Holders under this Section 8.3 shall, with respect to the Breaching Holder only, be suspended and may not be exercised by the Breaching Holder.

     (iii) For any alleged breach of the type described in clause (i)(v) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

          (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

          (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;

          (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner; and

          (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

     (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to the Class A Holders under this Section 8.3 shall, with respect to the Breaching Holder only, be suspended and may not be exercised by the Breaching Holder; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii).

     (iv) For any alleged breach of the type described in clause (i)(y) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to the Class A

Holders under this Section 8.3 shall, with respect to the Breaching Holder only, be suspended and may not be exercised by the Breaching Holder; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

     (v) For purposes of this Section 8.3(b), an alleged breach shall be deemed to have occurred in a "Control Context" if the action or actions alleged to have given rise to such breach were taken in the context of efforts by any Class A Holder or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

     (vi) No conversion pursuant to this Section 8.3(b) shall be considered an acquisition for purposes of Section 8.3(c) of ARTICLE SIXTH.

     (c) Conversion into Class A Stock. Until the conversion of all of the shares of Class A Stock pursuant to this Section 8.3, (x) each share of Series 1 FON Stock or Series 2 FON Stock, as the case may be, acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 FON Stock at the date of such acquisition and (y) each share of Series 1 PCS Stock or Series 2 PCS Stock, as the case may be, acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 PCS Stock at the date of such acquisition.

     (d) Notice of Conversion; Exchange of Stock Certificates; Effect of Conversion of all Class A Stock.

     (i) Immediately upon the conversion of shares of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock into shares of Series 1 FON Stock, Series 1 PCS Stock and, as applicable, shares of both Series 1 FON Stock and Series 1 PCS Stock, respectively, or upon the conversion of shares of Series 1 FON Stock and Series 2 FON Stock or Series 2 PCS Stock and Series 1 PCS Stock into shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, and in each case pursuant to this Section 8.3 (the shares of Class A Common Stock, Series 3 FON Stock, Series 3 PCS Stock, Series 1 FON Stock, Series 2 FON Stock, Series 2 PCS Stock or Series 1 PCS Stock so converted hereinafter referred to as the "Converted Shares"), the rights of the holders of such Converted Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 FON Stock, Series 3 FON Stock, Series 1 PCS Stock or Series 3 PCS Stock, as the case may be, issuable upon such conversion (the "New Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Shares as of a record date preceding the time the Converted Shares were converted (the "Conversion Time") and unpaid as of the Conversion Time, if such Persons were the record holders of the Converted Shares on such record date. If the stock transfer books of this Corporation shall be closed at the Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the New Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

     (ii) As promptly as practicable after the Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Shares, this Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable New Shares into which the Converted Shares formerly represented by such certificates have been converted in accordance with the provisions of this
Section 8.3.

     (iii) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of New Shares upon the conversion of Converted Shares pursuant to this Section 8.3, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of New Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

     (iv) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 3 FON Stock, Series 3 PCS Stock, Series 1 PCS Stock and Series 1 FON Stock and its issued Series 1 FON Stock or Series 1 PCS Stock held in its treasury, for the purpose of effecting the conversion of the Series 3 FON Stock, Series 1 FON Stock, Series 2 FON Stock, Series 3 PCS Stock, Series 2 PCS Stock, Series 1 PCS Stock and Class

A Common Stock contemplated hereby, the full number of shares of Series 1 FON Stock or Series 1 PCS Stock then deliverable upon the conversion of all outstanding shares of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock, and the full number of shares of Series 3 FON Stock and Series 3 PCS Stock that would be deliverable upon conversion of all of the shares of Series 1 FON Stock, Series 1 PCS Stock, Series 2 FON Stock and Series 2 PCS Stock the Class A Holders are permitted to acquire hereunder and under the Investment Agreement, the FT/DT Restructuring Agreement, the Stockholders' Agreement and the Standstill Agreement.

     (v) Following conversion of all outstanding shares of Class A Stock into shares of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, pursuant to this Section 8.3, this Corporation shall not, directly or indirectly, issue, or sell from the treasury, any shares of Class A Stock.

     (e) Class A Stock Held by Qualified Stock Purchasers. (i) (A) Each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by a Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, if:

          (v) such Qualified Stock Purchaser breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement;

          (w) Deleted;

          (x) such Qualified Stock  Purchaser  breaches any of the provisions of
     Article 2 of the Qualified Stock Purchaser Standstill Agreement;

          (y) such Qualified Stock  Purchaser  breaches any of the provisions of
     Section 3.1 or 3.2 of the Qualified Stock Purchaser Standstill Agreement in a Control Context, or such Qualified Stock Purchaser otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or Section 3.1(g) of the Qualified Stock Purchaser Standstill Agreement; or

          (z) such Qualified Stock Purchaser breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or (iv), or Section 3.1(g)) or 3.2 of the Qualified Stock Purchaser Standstill Agreement, in each case other than in a Control Context;

     provided, that such Qualified Stock Purchaser shall deliver a notice

          (I) except with  respect to a breach of the type  described  in clause
     (y) above, in accordance with clauses (ii)(x) or (iii)(x) below, in which case no conversion of the Class A Stock owned by such Qualified Stock Purchaser shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or (iii), as the case may be;

          (II) in accordance with clauses (ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Stock owned by such Qualified Stock Purchaser shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (ii) or (iii) below, as the case may be; or

          (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by such Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively upon delivery of such notice; and

provided, further, that if such Qualified Stock Purchaser fails to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (ii), (iii) or (iv) below, it shall be deemed to have taken the action described in clause (III) above.

     (ii) For any alleged breach of the type described in clauses (x) or (z) of clause (i) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

          (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clause (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

          (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure;

          (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner;

          (III) with respect to an alleged breach of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Class A Stock as is necessary to return such Qualified Stock Purchaser to the ownership level permitted by the Qualified Stock Purchaser Standstill Agreement, at a price equal to the lower of (A) the Market Price for such Shares at the time of such redemption and (B) the price paid by such Qualified Stock Purchaser for such Shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

          (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

          (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to such Qualified Stock Purchaser under this Section
     8.3 shall be suspended and may not be exercised by such Qualified Stock Purchaser.

     (iii) For any alleged breach of the type described in clause (i)(v) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

          (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti- fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

          (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure;

          (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner; and

          (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

     (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to such Qualified Stock Purchaser under this Section 8.3 shall be suspended and may not be exercised by such Qualified Stock Purchaser; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii).

     (iv) For any alleged breach of the type described in clause (i)(y) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to such Qualified Stock Purchaser under this Section 8.3 shall be suspended and may not be exercised by such Qualified Stock Purchaser and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

     (v) For purposes of this Section 8.3(e), an alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the context of efforts by such Qualified Stock Purchaser or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

     (vi) No conversion pursuant to this Section 8.3(e) shall be considered an acquisition for purposes of Section 8.3(c) of ARTICLE SIXTH.

     (f) Effect of Conversion. Upon the conversion of all of the shares of Class A Stock pursuant to this Section 8.3,

          (A) each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, issued by this Corporation pursuant to the Investment Agreement, the FT/DT Restructuring Agreement, the Stockholders' Agreement or these Articles of Incorporation shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

          (B) all outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock;

provided that such conversion shall not be considered an acquisition of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, for purposes of Section 8.3(c) of ARTICLE SIXTH.

     8.4. Class Voting. Except as otherwise provided by law, the Class A Holders shall not have, nor be entitled to, a class vote with respect to any matter to be voted on by the stockholders of this Corporation.

     8.5. Amendment of Class A Provisions; The Master Transfer Agreement. The Class A Provisions may be amended in any manner which would not materially alter or change the powers, preferences or rights of the holders of shares of Non-Class A Common Stock or Preferred Stock so as to affect such powers, preferences or rights adversely, by the Board of Directors of this Corporation with the affirmative vote of only the holders of at least two-thirds of the votes represented by the outstanding shares of Class A Stock, voting together as a single class, and without the affirmative vote of the holders of shares of the Non-Class A Common Stock or the Preferred Stock. Upon the retirement of shares of Class A Common Stock, (i) such shares shall not resume the status of authorized and unissued shares of that class, (ii) such shares shall not be reissued, and (iii) upon the execution, acknowledgment and filing of a certificate in accordance with Kan. Stat. Ann. ss. 17-6003 and ss. 17-6603 (or any successor provisions) stating that the reissuance of such shares is prohibited, identifying the shares and reciting their retirement, then the filing of such certificate shall have the effect of amending these Articles of Incorporation so as to reduce accordingly the number of authorized shares of Class A Common Stock or if such retired shares constitute all of the authorized shares of such class, then the filing of such certificate shall have the effect of amending these Articles of Incorporation automatically so as to eliminate all references to such class of stock therefrom. Notwithstanding any other provision in these Articles of Incorporation, the transactions contemplated by the Master Transfer Agreement shall not constitute a Corporation Joint Venture Termination or an FT/DT Joint Venture Termination.

Section 9.  Application of the Provisions of ARTICLE SIXTH.

     9.1. Certain Determinations of the Board of Directors. In addition to the determinations regarding Preferred Stock to be made by the Board of Directors as provided by Section 13.6, the Board of Directors shall make such determinations
(i) with respect to the assets and liabilities to be attributed to the Business Groups (in accordance with the definitions of "PCS Group" and "Sprint FON Group" set forth in ARTICLE SIXTH, Section 10), (ii) with respect to the application of the provisions of this ARTICLE SIXTH to transactions to be engaged in by the Corporation and (iii) as may be or become necessary or appropriate to the exercise of the powers, preferences and relative, participating, optional and other special rights of the classes or series of Corporation Common Stock, including, without limiting the foregoing, the determinations referred to in the following paragraphs (A), (B), (C) and (D) of this Section 9.1. A record of any such determination shall be filed with the Secretary of the Corporation to be kept with the records of the actions of the Board of Directors.

          (A) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Sprint FON Group or the PCS Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Sprint FON Group or the PCS Group or that an interest therein shall be partly for the benefit of the Sprint FON Group and partly for the benefit of the PCS Group and, accordingly, shall be attributed to the Sprint FON Group or the PCS Group, or partly to each, in accordance with the definitions of "PCS Group," "Sprint FON Group," and "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" set forth in Section 10 of ARTICLE SIXTH.

          (B) Upon any issuance of any shares of PCS Stock at a time when the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is more than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of PCS Stock so issued should reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest and the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest shall be adjusted accordingly.

          (C) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock, if at the time such Convertible Securities are issued the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise thereof, the issuance of shares of PCS Stock pursuant thereto shall, in whole or in part, reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities in the business of the Sprint FON Group or the PCS Group and any other relevant factors.

          (D) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of any Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, if some of such shares, other securities or debt obligations were attributed to the Sprint FON Group and some of such shares, other securities or debt obligations were attributed to the PCS Group, the Board of Directors shall determine which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Sprint FON Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the PCS Group and, accordingly, how many of the shares of such series of Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, continue to be attributed to the Sprint FON Group or to the PCS Group.

     9.2. Sources of Dividends and Distributions; Uses of Proceeds of Share Issuances. Notwithstanding the attribution of properties or assets of the Corporation to the Sprint FON Group or the PCS Group as provided in the

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

definitions of such terms in Section 10 of ARTICLE SIXTH, the Board of Directors
(i) may cause dividends or distributions or other payments to the holders of any class of Corporation Common Stock or any class or series of Preferred Stock to be made out of the properties or assets attributed to any Business Group, subject, however, to any contrary term of any series of Preferred Stock fixed in accordance with Section 13 of ARTICLE SIXTH, and (ii) may cause the proceeds of issuance of any shares of Non-Class A Stock or Class A Stock or any class or series of Preferred Stock, to whichever Business Group attributed in accordance with Section 13 of ARTICLE SIXTH, to be used in the business of, and to be attributed to, either the Sprint FON Group or the PCS Group in accordance with the definitions of "PCS Group," "Sprint FON Group," and "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" in Section 10 of ARTICLE SIXTH.

     9.3. Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 9, the provisions of Section 10 of ARTICLE SIXTH or any other provision of this ARTICLE SIXTH, at any time when there are not outstanding both (i) one or more shares of FON Stock (or Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or Convertible Securities convertible into or exchangeable or exercisable for FON Stock and
(ii) one or more shares of PCS Stock (or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) or Convertible Securities convertible into or exchangeable or exercisable for PCS Stock, the Board of Directors need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Sprint FON Group or the PCS Group, (B) make any determination required in connection therewith, or (C) make any of the determinations otherwise required by this ARTICLE SIXTH, and in such circumstances the holders of the shares of FON Stock or PCS Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Articles of Incorporation of the Corporation) be entitled to all the voting powers, preferences, optional or other special rights of such classes of Corporation Common Stock without differentiation between the FON Stock and the PCS Stock and any provision of this ARTICLE SIXTH to the contrary shall no longer be in effect or operative and the Board of Directors may cause the Articles of Incorporation of the Corporation to be amended as permitted by law to delete such provisions as are no longer operative or of further effect.

     9.4. Emergency Use of Business Group Assets. Notwithstanding the foregoing provisions of this Section 9 or any other provision of ARTICLE SIXTH, the Board of Directors may transfer assets or properties from one Business Group to another on such other basis as the Board of Directors shall determine, consistent with its fiduciary duties to the Corporation and the holders of all classes and series of the Corporation's common stock, provided that the Board of Directors determines (i) that such transfer on such basis should be made to prevent or mitigate material adverse consequences that would fundamentally affect the transferee Business Group, (ii) that the benefit of such transfer on such basis to the transferee Business Group is to materially exceed any adverse effect of such transfer to the transferor Business Group, and (iii) that such transfer on such basis is in the best interest of the Corporation as a whole after giving fair consideration to the potentially divergent interests of the holders of the separate classes of Corporation Common Stock.

     9.5. Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 9 or otherwise in furtherance of the application of this ARTICLE SIXTH shall be final and binding on all stockholders.

     Section 10. Definitions. For purposes of ARTICLE FIFTH and ARTICLE SIXTH of these Articles of Incorporation, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this
Section 10, a "contribution" or "transfer" of assets or properties from one Business Group to another refers to the reattribution of such assets or properties from the contributing or transferring Business Group to the other Business Group and correlative phrases have correlative meanings.

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any Class A Holder or this Corporation unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and this Corporation does not have the Tie-Breaking Vote (as defined in Section 18.1 of the Joint Venture Agreement), or (ii) FT, DT or Atlas has the Tie-Breaking Vote; (b) FT, DT and this Corporation shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority except in each case for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Controlled by FT, DT or Atlas.

     "Alien" means "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

     "Applicable Law" has the meaning set forth in the Stockholders' Agreement.

     "Associate" has the meaning ascribed to such term in Rule 12b- 2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" means (a) in the case of FT, any Person occupying any of the positions listed on Schedule A to the Stockholders' Agreement and (b) in the case of DT, any Person occupying any of the positions listed on Schedule B to the Stockholders' Agreement, provided, further, that, in each case, no Person occupying any such position described in clause (a) or (b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Corporation.

     "Atlas" means the company formed as a societe anonyme under the laws of Belgium pursuant to the Joint Venture Agreement, dated as of December 15, 1994, between FT and DT, as amended.

     "Average Trading Price" of a share of any class or series of capital stock of the Corporation on any day means the average Closing Price of such capital stock determined over the 20 Trading Days immediately preceding the date of such determination; provided that for purposes of this definition only, in determining the "Closing Price" of a share of any class or series of capital stock for such 20 Trading Day period, (i) the "Closing Price" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Closing Price" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock, shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

     "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

     (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, pursuant to the FT/DT Restructuring Agreement and the Stockholders' Agreement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

     (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

     (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that (i) Class A Stock, Non-Class A Common Stock and Preferred Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates, (ii) FON Stock and PCS Stock shall not be deemed to be Beneficially Owned by FT, DT or their Affiliates

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

or Associates by virtue of the top up rights and standby commitments granted under the Purchase Rights Agreement (as defined in the FT/DT Restructuring Agreement) except to the extent that FT, DT or their Affiliates or Associates have (A) acquired shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement, or (B) become irrevocably committed to acquire, and the Cable Holders have become irrevocably committed to sell, shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement (with such Beneficial Ownership being determined on a full-voting basis), subject only to customary closing conditions, if any; (iii) FT, DT and their Affiliates and Associates shall not be deemed to Beneficially Own any incremental Voting Power resulting solely from the increase in Voting Power provided for by the application of ARTICLE SIXTH,
Section 7.5(d) and (iv) prior to the conversion thereof (other than during the 90-day period following the Conversion Trigger Date set forth in ARTICLE SIXTH,
Section 7.5(a)), a holder of Series 2 PCS Stock or Series 2 FON Stock shall not be deemed to beneficially own the shares of Series 1 PCS Stock or Series 1 FON Stock issuable upon conversion thereof.

     "Board of Directors" means the board of directors of this Corporation.

     "Business Day" means any day other than a day on which commercial banks in The City of New York, Paris, France, or Frankfurt am Main, Germany, are required or authorized by law to be closed.

     "Business Group" means, as of any date, the Sprint FON Group or the PCS Group, as the case may be.

     "Bylaws" means the Bylaws of this Corporation as amended or supplemented from time to time.

     "Cable Holder" means any of:

     (i) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation,

     (ii) any Affiliate of an entity identified in clause (i) of this definition,

     (iii) any successor (by operation of law or otherwise) of an entity identified in clauses (i) or (ii) of this definition so long as such successor remains an Affiliate of an entity identified in clause (i) or (ii),

     (iv) any entity  controlled by two or more  entities  identified in clauses
(i) through (iii) of this definition or this clause (iv) even if such entity is not considered an Affiliate of any individual entity so identified and

     (v) for purposes of ARTICLE SIXTH, Section 7.5(b) only, with respect to any Transfer of shares of Series 2 PCS Stock, the transferee of such shares if (A) at the time of such Transfer, the transferor was a Cable Holder under any of the clauses (i) through (iv) of this definition, (B) after giving effect to such Transfer, the transferee was an Associate of the transferor, (C) immediately prior to such Transfer, the transferee was identified in writing by the transferor as a "Cable Holder" under this clause (v), and (D) the transferor and transferee satisfied the conditions set forth in Section 2.4 of the applicable Cable Holder Standstill Agreements.

     "Cable Holder Standstill Agreements" means the Standstill Agreements, dated as of May 26, 1998, entered into between this Corporation and each of certain Cable Holders, and any Standstill Agreements in the form thereof entered into from time to time between this Corporation and certain transferee Affiliates and Associates of such Cable Holders.

     "Cellular and Wireless Division" means the former Cellular and Wireless Communications Services Division of this Corporation.

     "Change of Control" means a:

     (a) decision by the Board of Directors to sell Control of this Corporation or not to oppose a third party tender offer for Voting Securities of this Corporation representing more than 35% of the Voting Power of this Corporation; or

     (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and provided, further, that any transaction between this Corporation and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a Contract therefor shall not be deemed to be a Change of Control.

     "Class A Action" means action by the holders of a majority of the Votes represented by the Class A Stock taken by a vote at either a regular or special meeting of the stockholders of this Corporation or of the holders of the Class A Stock or by written consent delivered to the Secretary of this Corporation.

     "Class A Common Stock" means the Old Class A Common Stock.

     "Class A FON Shares" means shares of Series 3 FON Stock and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group.

     "Class A Holders" means (a) the holders of the Class A Stock, and (b) any Qualified Stock Purchaser who has executed with this Corporation a Qualified Stock Purchaser Assumption Agreement (as such term is defined in the Stockholders' Agreement), for so long as such Person holds Class A Stock.

     "Class A PCS Shares" means shares of Series 3 PCS Stock and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group.

     "Class A Provisions" means Section 5 (but only with respect to those provisions addressing the Class A Stock), Section 6 (but only with respect to those provisions addressing the Class A Stock), Section 8, Section 9 (but only with respect to those provisions addressing the Class A Stock), Section 10,
Section 11 and Section 12 of ARTICLE SIXTH.

     "Class A Stock" means the Class A Common Stock, the Series 3 FON Stock and the Series 3 PCS Stock.

     "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

     "Committed Percentage" means, as to any Class A Holder, the percentage obtained by dividing the aggregate number of Votes represented or to be represented by the Voting Securities of this Corporation (a) owned of record by such Class A Holder or by its nominees; and (b) which such Class A Holder has committed to this Corporation to purchase pursuant to Article V of the Stockholders Agreement, by the sum of (i) the Voting Power of this Corporation, and (ii) the Votes to be represented by any Voting Securities of this Corporation such Class A Holder has committed to this Corporation to purchase from this Corporation pursuant to Article V of the Stockholders' Agreement.

     "Continuing  Director"  has  the  meaning  set  forth  in  the  Fair  Price
Provisions.

     "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

     "Control" means, with respect to a Person or Group, any of the following:

     (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

     (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

     "Conversion Date" means the date fixed by the Board of Directors as the effective date for the conversion of shares of PCS Stock into shares of FON Stock (and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group into Shares Issuable With Respect To The Class A Equity Interest In The FON Group) as shall be set forth in the notice to holders of shares of PCS Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock required pursuant to Section 7.4(E).

     "Conversion Time" has the meaning set forth in Section 8.3(d) of ARTICLE SIXTH.

     "Converted Series Shares" has the meaning set forth in Section 7.5(c) of ARTICLE SIXTH.

     "Converted Shares" has the meaning set forth in Section 8.3(d) of ARTICLE SIXTH.

     "Converted Votes" means, on any particular day, (i) in the case of a share of Series 2 PCS Stock, the applicable PCS Per Share Vote a share of Series 1 PCS Stock would have had if the computation described in Section 3.2(a)(iii) had occurred on such day and (ii) in the case of a share of Series 2 FON Stock, one vote per share.

     "Convertible Securities" at any time means any securities of the Corporation or of any subsidiary thereof (other than shares of Corporation Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class or series of Corporation Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, pursuant to antidilution provisions of such securities or otherwise.

     "Corporation Common Stock" means the Series 1 FON Stock, the Series 2 FON Stock, the Series 3 FON Stock, the Class A Common Stock, the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock.

     "Corporation Joint Venture Termination" means any of the following:

     (a) the sale of Venture Interests by a Sprint Party pursuant to Section 20.5(a) of the Joint Venture Agreement; or

     (b) the receipt by the FT/DT Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the Sprint Parties.

     "Director" means a member of the Board of Directors.

     "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

     "DT" means Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

     "ESMR" means any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

     "Europe" means the current geographic area covered by the following countries and territories located on the European continent, plus, in the case of France, its territories and possessions located outside the European continent: Albania, Andorra, Austria, Belgium, Bosnia-Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

     "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors.

     "Fair Price Condition" has the meaning set forth in Section 2.2 of ARTICLE SIXTH.

     "Fair Price Provisions" means ARTICLE SEVENTH of these Articles of Incorporation, and any successor provision thereto.

     "Fair Value" means, in the case of equity securities or debt securities of a class that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been Publicly Traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

     "FCC" means the Federal Communications Commission.

     "FON Group Intergroup Interest Fraction" as of any date means a fraction the numerator of which is the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date and the denominator of which is the sum of (A) such Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (B) the aggregate number of shares of PCS Stock outstanding on such date, and (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date. A statement setting forth the FON Group Intergroup Interest Fraction as of the record date for any dividend or distribution on the PCS Stock, as of the end of each fiscal quarter of the Corporation and as of any date otherwise required under these Articles of Incorporation or by the Board of Directors shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the Corporation not later than fifteen Business Days after such date.

     "FON Preferred Stock" means Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13.

     "FON Stock" means the Series 1 FON Stock, the Series 2 FON Stock and the Series 3 FON Stock.

     "France" means the Republic of France, including French Guiana, Guadeloupe, Martinique and Reunion, and its territories and possessions.

     "FT" means France Telecom SA, a societe anonyme formed under the laws of France.

     "FT/DT Joint Venture Termination" means any of the following:

     (a) the sale of Venture Interests by an FT/DT Party pursuant to Section 20.5(b), 20.5(c) or 20.5(d) of the Joint Venture Agreement; or

     (b) the receipt by the Sprint Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the FT/DT Parties.

     "FT/DT Party" has the meaning set forth in the Joint Venture Agreement.

     "FT/DT   Restructuring   Agreement"  means  the  Master  Restructuring  and
Investment Agreement, dated as of May 26, 1998, among FT, DT and this Corporation, as amended or supplemented from time to time.

     "Germany" means the Federal Republic of Germany.

     "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

     "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

     "Independent Director" means any member of the Board of Directors who (a) is not an officer or employee of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to this Corporation, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of this
Corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to this Corporation, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses
(a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with this Corporation, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of the date of the filing of these Articles of Incorporation who is not an executive officer of this Corporation shall be deemed to be an Independent Director hereunder.

     "Investment Agreement" means the Investment Agreement, dated as of July 31, 1995, among FT, DT and this Corporation (and all exhibits and schedules thereto), as amended or supplemented from time to time.

     "Investment Documents" means the FT/DT Restructuring Agreement and the Stockholders' Agreement.

     "Joint Venture" means the joint venture formed by FT, DT, this Corporation and Sprint Sub, as provided in the Joint Venture Agreement.

     "Joint Venture Agreement" means the Joint Venture Agreement, dated as of June 22, 1995 among FT, DT, Sprint Sub, and this Corporation, as amended or supplemented from time to time.

     "JV Entity" has the meaning set forth in the Joint Venture Agreement.

     "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "Lien Transfer" means the granting of any Lien on any Long Distance Asset, other than:

     (a) a Lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of such Long Distance Asset;

     (b) Liens or other comparable arrangements relating to the financing of accounts receivable; and

     (c) Liens securing any other indebtedness for borrowed money, provided that
(i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of this Corporation, (ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

     "Local Exchange Division" means the Local Communications Services Division of this Corporation.

     "Long Distance Assets" means:

     (a) the assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division;

     (b) any assets acquired by this Corporation or any of its Subsidiaries following December 31, 1994 that are reflected in this Corporation's balance sheet as included in the Long Distance Division;

     (c) any assets of this Corporation or any of its Subsidiaries that are not reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division, which after December 31, 1994 are transferred by this Corporation or any of its Subsidiaries to, or reclassified by this Corporation or any of its Subsidiaries as part of, the Long Distance Division;

     (d) any assets acquired by this Corporation after December 31, 1994 that are used or held for use primarily for the benefit of the Long Distance Business; and

     (e) any assets referred to in clauses (a) through (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are transferred or reclassified by this Corporation or any of its Subsidiaries outside of the Long Distance Division, but which continue to be owned by this Corporation or any of its Subsidiaries;

provided that the term "Long Distance Assets" shall not include (i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be transferred or reclassified in accordance with paragraph (c) of this definition).

     "Long Distance Business" means all long distance telecommunications activities and services of this Corporation and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping architectures, provided that the term "Long Distance Business" shall not include any activities or services primarily related to any Non-Long Distance Business.

     "Long Distance Division" means the Long Distance Communications Services Division of this Corporation.

     "Major Competitor" means (a) with respect to this Corporation, a Person that materially competes with a major portion of the telecommunications services business of this Corporation in North America, or a Person that has taken substantial steps to become such a Major Competitor and which this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America provided that this Corporation furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (b) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or this Corporation furnish in writing to the other two of them reasonable evidence of the occurrence of such steps.

     "Major Issuance" means any transaction, including, but not limited to, a merger or business combination, resulting, directly or indirectly, in the issuance (or sale from treasury) in connection with such transaction of Voting Securities of this Corporation with a number of Votes equal to or greater than 30 percent of the Voting Power of this Corporation immediately prior to such issuance.

     "Market Capitalization" means, with respect to this Corporation at any date, the sum of the average Market Price over the immediately preceding 20 Business Days of each share of outstanding capital stock of this Corporation, securities convertible into such capital stock and options, warrants or other rights to acquire such capital stock.

     "Market Price" means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to, (i) in the case of a share of Series 3 FON Stock or Series 2 FON Stock, as the case may be, the Market Price of a share of Series 1 FON Stock and (ii) in the case of a share of Series 3 PCS Stock or Series 2 PCS Stock, as the case may be, the Market Price of a share of Series 1 PCS Stock. The Market Price of (x) any options, warrants, rights or other securities convertible into or exercisable for Series 3 FON Stock or Series 2 FON Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 FON Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 3 FON Stock or Series 2 FON Stock, as the case may be, and (y) any options, warrants, rights or other securities convertible into or exercisable for Series 3 PCS Stock or Series 2 PCS Stock, as the case may be, shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 PCS Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 3 PCS Stock or Series 2 PCS Stock, as the case may be.

     "Market Value" of a share of any class or series of capital stock of the Corporation on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the National Market tier of The Nasdaq Stock Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period,

     (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and

     (ii) the "Market  Value" of any share of capital  stock on any day prior to
(A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

     "Master Transfer Agreement" means the Master Transfer Agreement, dated as of January 21, 2000, between and among the Corporation, FT, DT and the other parties named therein.

     "Net Proceeds" means, as of any date with respect to any Disposition of any of the properties and assets attributed to the PCS Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for,
(A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the Sprint FON Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to ARTICLE SIXTH, Section 7.1(A)(1)(a) or (b), (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to the PCS Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of Preferred Stock attributed to the PCS Group. For purposes of this definition, any properties and assets attributed to the PCS Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

     "Non-Class A Common Stock" means the Series 1 FON Stock, the Series 2 FON Stock, the Series 1 PCS Stock and the Series 2 PCS Stock.

     "Non-Long Distance Business" means (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Joint Venture Agreement; or any activities or services of the Joint Venture or any of the JV Entities; (b) the interests, assets, properties and businesses attributed to the PCS Group in accordance with this Section 10; (c) any activities or services primarily related to the provision of subscriber connections to a local exchange or switch providing access to the public switched telephone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services;
(e) any activities or services primarily related to the resale by the Local Exchange Division of long distance telecommunications services of this Corporation or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division; (g) any activities or services primarily related to the provision of intra- LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile, or related to telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by this Corporation or any of its Subsidiaries.

     "North America" means the current geographic area covered by the following countries: Canada, Mexico and the United States of America.

     "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" means, as of November 23, 1998, a number equal to 220,000,000 less the sum of (i) the Number Of Shares Issuable With Respect To The Old Class A Common Equity Interest In The PCS Group, (ii) 21,559,009, (iii) one-half of the number of shares of Common Stock, par value $2.50 per share, outstanding immediately prior to November 23, 1998, and (iv) one-half of the number of shares of Common Stock, par value $2.50 per share, held as treasury shares by the Corporation immediately prior to November 23, 1998; provided, however, that such number shall from time to time thereafter be:

     (A) adjusted, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Stock or any dividend or other distribution of shares of PCS Stock to holders of shares of PCS Stock or any reclassification of PCS Stock;

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

     (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the number of shares of PCS Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included (as determined by the Board of Directors pursuant to paragraph (C) of this definition) in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (2) the number of shares of PCS Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (3) the number of shares of PCS Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock and Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of FON Preferred Stock, as the case may be, (4) the number of shares of PCS Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of FON Preferred Stock, as the case may be, (5) the quotient of (a) the aggregate Fair Value of any PCS Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Preferred Stock) issued by the Corporation as a dividend or other distribution (including in connection with any classification or exchange of shares) to holders of FON Stock, Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group), or shares of FON Preferred Stock, as the case may be, divided by (b) the Market Value of one share of PCS Stock as of the date of issuance of such PCS Preferred Stock (or Convertible Securities), or
(6) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the PCS Group to the Sprint FON Group in consideration for a reduction in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest divided by (b) the Market Value of one share of PCS Stock as of the date of such transfer; and

     (C) increased by (1) the number of outstanding shares of PCS Stock repurchased by the Corporation for consideration that had been attributed to the Sprint FON Group, (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) theretofore attributed to the Sprint FON Group that are contributed, by action of the Board of Directors, to the PCS Group in consideration of an increase in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, divided by (b) the Market Value of one share of PCS Stock as of the date of such contribution and (3) the number of shares of PCS Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Sprint FON Group";

provided, further, that the Board of Directors may make such subsequent changes to the calculations made pursuant to subparagraphs (A), (B) and (C) immediately above as may be required for purposes of accurately determining such number.

     "Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group" means, as of November 23, 1998, a number equal to the aggregate number of outstanding shares of Old Class A Common Stock as of November 23, 1998; provided, however, that such number shall from time to time thereafter be:

     (A) adjusted, on an equivalent Per Class A FON Share Basis, to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the FON Stock or any reclassification of FON Stock; and

     (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of Shares of Series 1 FON Stock or Series 3 FON Stock issued in accordance with ARTICLE SIXTH, Section 1.2(c) or ARTICLE SIXTH, Section 8.3(a) (by virtue of reference to ARTICLE SIXTH, Section 1.2(c)) and any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group pursuant to Section
2.2 to the extent allocated to shares of Old Class A Common Stock; and

     (C) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A FON Share Basis.

     "Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group" means, as of November 23, 1998, a number (rounded up to the nearest whole share) equal to one-half of the aggregate number of outstanding shares of Old Class A Common Stock as of November 23, 1998; provided, however, that such number shall from time to time thereafter be:

     (A) adjusted, on an equivalent Per Class A PCS Share Basis, to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Stock or any reclassification of PCS Stock; and

     (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the amount of any payment made to the holders of Old Class A Common Stock pursuant to Section 7.1(B)(5) or Section 7.1(B)(6) divided by the corresponding redemption price per share of PCS Stock pursuant to Section 7.1(A)(1)(b)(i) or
Section 7.1(A)(1)(b)(ii), (2) any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group pursuant to Section 2.2 to the extent allocated to shares of Old Class A Common Stock, (3) the amount necessary to reflect the conversion of some or all of this number into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group in accordance with Sections 7.1(B)(7), 7.1(C) and
7.1(D), and (4) the amount necessary to reflect the redemption thereof in exchange for the issuance of shares of common stock of the PCS Group Subsidiary in accordance with Section 7.2; and

     (C) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 PCS Stock or Series 3 PCS Stock issued by the Corporation in accordance with ARTICLE SIXTH,
Section 1.2(c) or ARTICLE SIXTH, Section 8.3(a) (by virtue of reference to ARTICLE SIXTH, Section 1.2(c)); and

     (D) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A PCS Share Basis.

     "Old Class A Common Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Old Class A FON Vote Per Share" means, on any date, a number equal to X/Y, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and "Y" equals the aggregate number of outstanding shares of Old Class A Common Stock.

     "Old Class A PCS Interest Fraction," as of any date, means the fraction the numerator of which shall be the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, and (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date.

     "Old Class A PCS Vote Per Share" means, on any date, a number equal to (X/Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, "Y" equals the aggregate number of outstanding shares of Old Class A Common Stock and "Z" equals, in the case of ARTICLE SIXTH, Section 3.2(d), one, and in all other cases, the applicable PCS Per Share Vote on such date.

     "Optional Conversion Ratio" as of any date means the ratio of the Average Trading Price of a share of Series 1 PCS Stock to the Average Trading Price of a share of Series 1 FON Stock; provided, that such ratio would be determined over a 60-Trading Day period if the 20-Trading Day period normally used to determine the Average Trading Price is less than 90% of such ratio as determined over a 60-Trading Day period.

     "Outstanding PCS Fraction," as of any date, means the fraction the numerator of which shall be the number of shares of PCS Stock outstanding on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, and (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date. A statement setting forth the Outstanding PCS Fraction as of the record date for the payment of any dividend or distribution on PCS Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than fifteen Business Days after such date.

     "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of
Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

     "PCS Group" means, as of any date from and after November 23, 1998:

     (A)  the  interest  on  such  date  of  the  Corporation  and  any  of  its subsidiaries  in any of  the  following  Persons  or  any  of  their  respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) (the "PCS Group Companies") and the corresponding interests in their respective assets and liabilities and the businessesconducted by such entities: SWV Six, Inc.; SWV One, Inc.; SWV Two, Inc.; SWV Three, Inc.; SWV Four, Inc.; SWV Seven, Inc.; SWV Eight, Inc.; SWV One Telephony Partnership; SWV Two Telephony Partnership; SWV Three Telephony Partnership; Sprint Enterprises, L.P.; MinorCo, L.P.; Sprint Spectrum Holding Company, L.P.; American PCS, L.P.; Cox Communications PCS, L.P.; NewTelco, L.P.; Sprint Spectrum L.P.; American Personal Communications Holdings, Inc.; American PCS Communications, LLC; APC PCS, LLC; APC Realty and Equipment Company, LLC; Sprint Spectrum Finance Corporation; Sprint Spectrum Equipment Company, L.P.; Sprint Spectrum Realty Company, L.P.; WirelessCo, L.P.; SWV Five, Inc.; PhillieCo Partners I, L.P.; PhillieCo Partners II, L.P.; PhillieCo Sub, L.P.; PhillieCo., L.P.; PhillieCo Equipment & Realty Company, L.P.; SprintCom, Inc.; SprintCom Equipment Company L.P.; PCS Leasing Co., L.P.; Cox PCS Assets, L.L.C.; and Cox PCS License, L.L.C.;

     (B) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the PCS Group, whether or not such assets or liabilities are or were also assets or liabilities of any of the PCS Group Companies;

     (C) all properties and assets transferred to the PCS Group from the Sprint FON Group (other than a transaction pursuant to paragraph (D) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the Sprint FON Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIXTH;

     (D) all properties and assets transferred to the PCS Group from the Sprint FON Group in connection with an increase in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest; and

     (E) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the PCS Group, as determined by the Board of Directors as contemplated by
Section 9.1(A) of ARTICLE SIXTH; provided that

          (1) from and after the payment date of any dividend or other distribution with respect to shares of PCS Stock (other than a dividend or other distribution payable in shares of PCS Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable In Respect Of The FON Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in clause (2) of this proviso), the PCS Group shall no longer include an amount of assets or properties previously attributed to the PCS Group of the same kind as so paid in such dividend or other distribution with respect of shares of PCS Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of
     (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of PCS Stock declared multiplied by (b) a fraction the numerator of which is equal to the FON Group Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding PCS Fraction in effect on the record date for such dividend or distribution (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the Sprint FON Group in accordance with the definition of "Sprint FON Group"), and

          (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIXTH (other than PCS Stock), there shall be excluded from the PCS Group an interest in the PCS

     Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Stock multiplied by the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the PCS Group shall be attributed to the Sprint FON Group) and, to the extent interest is or dividends are paid on the securities so distributed, the PCS Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the PCS Group deemed held by the Sprint FON Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the Sprint FON Group in accordance with the definition of "Sprint FON Group").

The Corporation may also, to the extent a dividend or distribution on the PCS Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for PCS Stock, cause such Convertible Securities as are deemed to be held by the Sprint FON Group in accordance with the third-to-last sentence of the definition of "Sprint FON Group" and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of the definition of "Sprint FON Group," in which case such Convertible Securities shall no longer be deemed to be held by the Sprint FON Group.

     "PCS Group Disposition Date" has the meaning set forth in Section 7.1(A) of ARTICLE SIXTH.

     "PCS Group Subsidiary" has the meaning set forth in Section 7.2 of ARTICLE SIXTH.

     "PCS Per Share Vote" has the meaning set forth in Section 3.2 of ARTICLE SIXTH.

     "PCS Preferred Stock" means Preferred Stock to the extent attributed to the PCS Group in accordance with ARTICLE SIXTH, Section 13.

     "PCS Ratio" means the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Series 1 FON Stock determined, in each such case, as of the 21st Trading Day following the commencement of regular way trading of both the Series 1 PCS Stock and the Series 1 FON Stock.

     "PCS Stock" means the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock.

     "Per Class A FON Share Basis" means, with respect to Old Class A Common Stock, an amount per share equal to (X/Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, "Y"equals the number of shares outstanding of Old Class A Common Stock, and "Z" equals the per share number of votes or dividend amount, redemption amount or other payment paid to the class or series of FON Stock to which the Old Class A Common Stock is being compared.

     "Per Class A PCS Share Basis" means, with respect to Old Class A Common Stock, an amount per share equal to (X/Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, "Y" equals the number of shares outstanding of Old Class A Common Stock, and "Z" equals the per share number of votes or dividend amount, redemption amount or other payment paid to the class or series of PCS Stock to which the Old Class A Common Stock is being compared.

     "Percentage Ownership Interest" means, with respect to any Person, that percentage of the Voting Power of this Corporation represented by Votes associated with the Voting Securities of this Corporation owned of record by such Person or by its nominees.

     "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

     "Preferred Stock" has the meaning set forth in Section 1 of ARTICLE SIXTH.

     "Proceeding" means any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

     "Publicly  Traded" with respect to any security means (i) registered  under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted in the National Association of Securities Dealers Automation Quotation System (or any successor system).

     "Qualified Joint Venture" has the meaning set forth in Article I of the Investment Agreement.

     "Qualified Stock Purchaser" means a Person that (a) FT and DT reasonably believe has the legal and financial ability to purchase shares of Class A Stock from this Corporation in accordance with Article VI of the Stockholders' Agreement and (b) would not be a Major Competitor of this Corporation or of the Joint Venture immediately following such purchase.

     "Qualified Stock Purchaser Standstill Agreement" has the meaning set forth in the Standstill Agreement.

     "Qualified  Subsidiary"  has  the  meaning  set  forth  in  the  Investment
Agreement.

     "Qualified Subsidiary Standstill Agreement" has the meaning set forth in the Investment Agreement.

     "Recapitalization" means the reclassification of, among other things, certain outstanding shares of Sprint capital stock to be effected pursuant to the terms set forth in the Restructuring Agreement and the FT/DT Restructuring Agreement.

     "Redemption Date" means the date fixed by the Board of Directors for the redemption of (i) any shares of capital stock of this Corporation pursuant to ARTICLE SIXTH, Section 2.2 or (ii) shares of PCS Stock as shall be set forth in the notice to holders of shares of PCS Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock required pursuant to ARTICLE SIXTH, Section 7.4.

     "Redemption Securities" means any debt or equity securities of this Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to
Section 2.2(b) of ARTICLE SIXTH of these Articles of Incorporation, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to this Corporation), have a Market Price, at the time notice of redemption is given pursuant to Section 2.2(d) of ARTICLE SIXTH of these Articles of Incorporation, at least equal to the redemption price required to be paid by such Section 2.2(a).

     "Reduced Par Value Amount" means, at any time and only with respect to the Old Class A Common Stock following an issuance of FON Stock and/or PCS Stock in accordance with ARTICLE SIXTH, Sections 1.2(c) or 8.3(a) the amount resulting from (X-Y)/Z, where

     "X" equals Z times the par value per share of the Old Class A Common Stock immediately prior to an issuance of shares of FON Stock and/or PCS Stock in accordance with ARTICLE SIXTH, Sections 1.2(c) or 8.3(a),

     "Y" equals the number of shares of FON Stock and/or PCS Stock issued in accordance with ARTICLE SIXTH, Sections 1.2(c) or 8.3(a) times the par value of such shares so issued, and

     "Z" equals the aggregate outstanding shares of Old Class A Common Stock.

     "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of November 23, 1998, among FT, DT and this
Corporation, as amended from time to time and any replacement registration rights agreement or agreements entered into pursuant to Section 5.16 of the Master Transfer Agreement.

     "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the PCS Group in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt

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

securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Business Group prior to such Disposition.

     "Restructuring Agreement" means the Restructuring and Merger Agreement dated as of May 26, 1998, by and among certain Cable Holders, this Corporation and the other parties listed therein, as amended or supplemented from time to time.

     "Rights Agreement" means the Rights Agreement, dated as of November 23, 1998, between this Corporation and UMB Bank, N.A., as amended or supplemented from time to time.

     "Section 310" means Section 310 of the Communications Act of 1934, as amended (or any successor provision of law).

     "Series 1 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Series 1 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Series 2 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Series 2 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Series 3 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Series 3 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

     "Shares"  means (a)  shares  of Class A Stock,  Non-Class  A Common  Stock,
Preferred Stock or any other Voting Securities of this Corporation, (b) securities of this Corporation convertible into Voting Securities of this Corporation and (c) options, warrants or other rights to acquire such Voting Securities, but in the case of clause (c) excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of this Corporation pursuant to the FT/DT Restructuring Agreement, the Purchase Rights Agreement (as defined in the FT/DT Restructuring Agreement) and the Stockholders' Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

     "Shares Issuable With Respect To The Class A Equity Interest In The FON Group" means, at any time, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group.

     "Shares Issuable With Respect To The Class A Equity Interest In The PCS Group" means, at any time, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group.

     "Sprint FON Group" means, as of any date from and after November 23, 1998:

     (A) the interest of the Corporation or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Section 10 to the PCS Group;

     (B) a proportionate undivided interest in each and every business, asset and liability attributed to the PCS Group equal to the FON Group Intergroup Interest Fraction as of such date;

     (C) all properties and assets transferred to the Sprint FON Group from the PCS Group (other than pursuant to paragraph (D) or (F) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of

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

business of both the Sprint FON Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIXTH;

     (D) all properties and assets transferred to the Sprint FON Group from the PCS Group in connection with a reduction of the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest;

     (E) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Sprint FON Group, as determined by the Board of Directors as contemplated by
Section 9.1(A) of ARTICLE SIXTH; and

     (F) from and after the payment date of any dividend or other distribution with respect to shares of PCS Stock (other than a dividend or other distribution payable in shares of PCS Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable With Respect Of The FON Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the PCS Group of the same kind as were paid in such dividend or other distribution with respect to shares of PCS Stock and Class A Common Stock (with respect to Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of such dividend or distribution to holders of shares of PCS Stock declared on a per share basis multiplied by (2) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (determined as of the record date for such dividend or distribution);

provided that from and after any transfer of any assets or properties from the Sprint FON Group to the PCS Group, the Sprint FON Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the FON Group Intergroup Interest Fraction, as provided by paragraph (B) of this definition).

     If the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIXTH (other than PCS Stock), the Sprint FON Group shall be deemed to hold an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Stock on a per share basis multiplied by the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the Sprint FON Group shall include, and there shall be transferred thereto out of the PCS Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Sprint FON Group if such securities were outstanding.

     The  Corporation  may  also,  to the  extent  the  securities  so paid as a dividend or other distribution to the holders of PCS Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of PCS Stock, treat such Convertible Securities as are so deemed to be held by the Sprint FON Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Sprint FON Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such properties or assets shall be attributed to the PCS Group)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the Sprint FON Group were so considered converted, exchanged or exercised shall be deemed held by the Sprint FON Group (as provided in clause (3) of paragraph (C) of the definition of "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest") and such Convertible Securities shall no longer be deemed to be held by the Sprint FON Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the Sprint FON Group and the properties or assets, if any, to be attributed to the PCS Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

     "Sprint Party" has the meaning set forth in the Joint Venture Agreement.

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

     "Sprint Sub" means Sprint Global Venture, Inc.

     "Standstill Agreement" means the Amended and Restated Standstill Agreement, dated as of November 23, 1998, among FT, DT and this Corporation, as amended or supplemented from time to time, and any replacement standstill agreement or agreements entered into pursuant to Section 5.17 of the Master Transfer Agreement.

     "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of November 23, 1998, among FT, DT and this Corporation (and all exhibits thereto), as amended or supplemented from time to time.

     "Strategic Investor" has the meaning set forth in the Investment Agreement.

     "Strategic Merger" means a merger or other business combination involving this Corporation (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of
(i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and
(ii) if this Corporation is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to
Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and
(c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

     "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

     "Tie-Breaking Vote" has the meaning set forth in Section 18.1(a) of the Joint Venture Agreement, and shall include any successor provision thereto.

     "Total Market Capitalization" of any class or series of common stock on any date means the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.

     "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or The Nasdaq Stock Market, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation,
(c) any transfer of ownership of assets to the surviving entity in a Strategic Merger or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or (d) any foreclosure or other execution upon any of the assets of this Corporation or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

     "Venture  Interests"  has  the  meaning  set  forth  in the  Joint  Venture
Agreement.

     "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to this Corporation, the

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

term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in this ARTICLE SIXTH) with respect to matters other than the election of directors at a meeting of the stockholders of this Corporation.

     "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

     "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of this Corporation, shall include, without limitation, the Non-Class A Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a Class A Holder.

     "Weighted Average Price" means the weighted average per unit price paid by the purchasers of any capital stock, debt instrument or security of this Corporation; provided, that (i) the price paid by the purchasers of Series 2 PCS Stock and Series 3 PCS Stock acquired on November 23, 1998 is the Average
Trading Price of a share of Series 1 PCS Stock as of the 21st Trading Day following the commencement of regular way trading in connection with the Recapitalization, and (ii) the original purchase price paid by the purchasers of Old Class A Common Stock shall be allocated as of November 23, 1998 among the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group represented by such Old Class A Common Stock in the same proportion per share of Old Class A Common Stock as the per share reclassification and exchange of a share of Common Stock, par value $2.50 per share, outstanding immediately prior to the Recapitalization, into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock . In determining the price of shares of Non-Class A Common Stock or Class A Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Non-Class A Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders or holders of Series 2 PCS Stock or Series 2 FON Stock, as the case may be.

     Section 11. Notices. Notwithstanding the provisions of Section 7.4, all notices to Class A Holders made by this Corporation pursuant to this ARTICLE SIXTH shall be made in writing and any such notice shall be deemed delivered when the same has been delivered in person to, or transmitted by telex or telefacsimile communication to, or seven days after it has been sent by air mail to the addresses of, all of the Class A Holders as indicated on the stock transfer books of this Corporation. Communications by telex or telefacsimile communication also shall be sent concurrently by air mail, but shall in any event be effective as stated above.

     Section 12. No Other Beneficiaries. The Class A Provisions are intended for the benefit of the Class A Holders only, and nothing in the Class A Provisions is intended or will be construed to confer upon or to give any third party or other stockholder of this Corporation any rights or remedies by virtue hereof. Any term of the Class A Provisions may be waived by the holders of at least two-thirds of the votes represented by the outstanding shares of Class A Stock, voting together as a single class.

     Section 13. General Provisions Relating to Preferred Stock.

     13.1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers) designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

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


     13.2. Authority is hereby granted to the Board of Directors, subject to the provisions of this ARTICLE SIXTH, to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series:

          (a) the number of shares to constitute such series and the distinctive designation thereof;

          (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods") whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

          (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

          (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

          (f) the voting power, if any, of the shares of such series; and

          (g) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

     13.3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

     13.4. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Corporation Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

     13.5. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in Section 13.2(c) of this ARTICLE SIXTH redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in said Section 13.2(c) (the sum so payable upon any redemption of Preferred Stock being herein referred to as the "redemption price").

     13.6. Attribution of Preferred Stock to Groups. As of November 23, 1998, the outstanding shares of Preferred Stock- First Series and Preferred Stock-Second Series shall be attributed entirely to the Sprint FON Group. Upon any issuance of any shares of Preferred Stock of any series after November 23, 1998, the Board of Directors shall attribute for purposes of this ARTICLE SIXTH the shares so issued entirely to the Sprint FON Group or entirely to the PCS Group or partly to the Sprint FON Group and partly to the PCS Group in such proportion as the Board of Directors shall determine and, further, in case of the issuance of shares of Preferred Stock that are exchangeable or exercisable for PCS Stock, if at the time such shares of Preferred Stock are issued the Number Of Shares Issuable With Respect To The

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

FON Group Intergroup Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all or none) of such shares of Preferred Stock shall reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of shares of Preferred Stock in the business of the Sprint FON Group or the PCS Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof in accordance with Section 9.1(D) of ARTICLE SIXTH. Notwithstanding any such attribution of shares of Preferred Stock to the Sprint FON Group or the PCS Group, any dividends or distributions or other payments which are made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional or other special rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Business Group to which such properties or assets are attributed in accordance with the definitions of "Sprint FON Group" and "PCS Group" set forth in Section 10, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional or other special rights of a series of Preferred Stock.

     13.7.  Intentionally Omitted.

     13.8. Intentionally Omitted.

     13.9.  Intentionally Omitted.


                  PREFERRED STOCK - SIXTH SERIES

     (1) Designation and Amount. The shares of such Series shall be designated as "Preferred Stock-Sixth Series, Junior Participating" (hereafter "Sixth Series") and the number of shares constituting such series shall be one million five hundred thousand (1,500,000).

     (2) Dividends.

          (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock of the Corporation ("Preferred Stock"), or any similar stock ranking prior and superior to the shares of the Sixth Series with respect to dividends, the holders of shares of the Sixth Series, in preference to the holders of Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Sixth Series (collectively with such Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) the product of the FON Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the FON Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of FON Group Common Stock, or a subdivision of the outstanding shares of FON Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the FON Group Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Sixth Series.

          (B) As used herein, the FON Group Multiple shall initially be 2,000. In the event the Corporation shall (i) declare any dividend on FON Group Common Stock payable in shares of such stock, (ii) subdivide the outstanding FON Group Common Stock, or (iii) combine the outstanding FON Group Common Stock into a smaller number of shares, then in each such case the FON Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of FON Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of FON Group Common Stock that were outstanding immediately prior to such event.

          (C) The Corporation shall declare a dividend or distribution on the Sixth Series as provided above in paragraph (A) of this Section (2) immediately after it declares a dividend or distribution on the FON Group

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

     Common Stock (other than a dividend payable in shares of FON Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the FON Group Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Sixth Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Sixth Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Sixth Series, unless the date of issue of such shares of Sixth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Sixth Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Sixth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (3) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of the Articles of Incorporation of the Corporation, as amended, the holders of the shares of the Sixth Series shall be entitled to vote at any annual or special meeting of the stockholders of the Corporation, for each share of Sixth Series, a number of votes equal to the product of the FON Group Multiple then in effect times the highest number of votes that any share of FON Group Common Stock entitles its holder to vote at such meeting of stockholders of the Corporation. The holders of the shares of the Sixth Series shall be entitled to exercise such voting rights with the holders of Series 1 FON Stock, without distinction as to class, at any annual or special meeting of stockholders for the election of directors and on any other matter submitted to a vote of the stockholders of the Corporation at such meeting. Except as otherwise provided herein, in the Articles of Incorporation of the Corporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Sixth Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (4) Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Sixth Series as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Sixth Series outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends (except a dividend payable in FON Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

               (ii) declare or pay dividends on or make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Sixth Series, except dividends paid ratably on the shares of the Sixth Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the shares of the Sixth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of Junior Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of the Sixth Series, or any shares of stock ranking on a parity with the shares of the Sixth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective

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

          annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

     (5) Reacquired Shares. Any shares of the Sixth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

     (6) Liquidation, Dissolution or Winding Up.

          (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Sixth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the FON Group Multiple then in effect times the aggregate amount to be distributed per share to holders of FON Group Common Stock.

          (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Sixth Series shall not receive any distributions except for distributions made ratably on the Sixth Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Sixth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the FON Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of FON Group Common Stock is changed or exchanged.

     (8) Ranking. The shares of the Sixth Series shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Sixth Series shall rank on a parity with the Corporation's Preferred Stock-Series Eighth, Junior Participating, as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors of the Corporation from creating any additional series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of the Sixth Series as to the payment of dividends or distribution of assets.

     (9) Fractional Shares. Shares of the Sixth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Sixth Series.

     (10) Definitions. For purposes of this amended and restated Certificate of Designation, Preferences and Rights of Sixth Series, unless the context otherwise requires:

          (A) Deleted.

          (B) "Common Stock" shall mean Series 1 FON Stock, and/or Series 2 FON Stock, and/or Series 3 FON Stock, and/or Old Class A Common Stock, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

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          (C) "FON Group  Common  Stock"  shall mean Series 1 FON Stock,  and/or
     Series 2 FON Stock, and/or Series 3 FON Stock, in each case as the context requires.

          (D) "FON Group Multiple" shall have the meaning set forth in Section 2(B).

          (E) "Initial Charter Amendment" shall have the meaning set forth in the Restructuring and Merger Agreement.

          (F) "Old Class A Common Stock" shall have the meaning set forth in the Subsequent Charter Amendment.

          (G) "Recapitalization" shall mean the reclassification of each outstanding share of Sprint Common Stock into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock effected by filing of the Subsequent Charter Amendment.

          (H) "Restructuring and Merger Agreement" shall mean that certain agreement, dated as of May 26, 1998, by and among the Corporation, TeleCommunications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, Cox Communications, Inc., a Delaware corporation, TCI Spectrum Holdings, Inc., a Colorado corporation, Comcast Telephony Services, a Delaware general partnership, Cox Telephony Partnership, a Delaware general partnership, Sprint Enterprises, L.P., a Delaware limited partnership, TCI Philadelphia Holdings, Inc., a Delaware corporation, Com Telephony Services, Inc., a Delaware corporation, Comcast Telephony
     Services, Inc., a Delaware corporation, Cox Telephony Partners, Inc., a Delaware corporation, Cox Communications Wireless, Inc., a Delaware corporation, SWV One, Inc., a Delaware corporation, SWV Two, Inc., a Delaware corporation, SWV Three, Inc., a Delaware corporation, SWV Four, Inc., a Delaware corporation, SWV Five, Inc., a Delaware corporation, and SWV Six, Inc., a Colorado corporation.

          (I) "Series 2 Common Stock" shall mean the Common Stock - Series 2, par value $2.50 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (J) "Series 1 FON Stock" shall mean the FON Common Stock - Series 1, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

          (K) "Series 2 FON Stock" shall mean the FON Common Stock - Series 2, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

          (L) "Series 3 FON Stock" shall mean the FON Common Stock - Series 3, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

          (M) "Series 1 PCS Stock" shall mean the PCS Common Stock - Series 1, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (N) "Series 2 PCS Stock" shall mean the PCS Common Stock - Series 2, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (O) "Series 3 PCS Stock" shall mean the PCS Common Stock - Series 3, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (P) "Sprint Common Stock" shall mean Common Stock, par value $2.50 per share, of the Corporation, as provided for in the Initial Charter Amendment.

          (Q) "Subsequent Charter Amendment" shall have the meaning set forth in the Restructuring and Merger Agreement.

     13.10  Preferred Stock--Seventh Series Convertible.

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          13.10.1  Amount,  Rank  and  Designation.  The  amount  of  shares  to constitute the Seventh Series of Preferred  Stock shall be 300,000  shares.
     The  designation  thereof  shall  be  "Preferred   Stock--Seventh   Series,
     Convertible" (hereinafter "Seventh Series"). Shares of the Seventh Series shall rank junior as to dividends and upon liquidation to shares of any other Preferred Stock designated as senior to the Seventh Series as to dividends or upon liquidation, dissolution or winding up ("Senior Stock"), and shall have a preference over the shares of the Corporation Common Stock and any other class or series of Junior Stock.

          13.10.2. Dividends. Holders of record of shares of the Seventh Series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends ("Preferred Dividends") payable at the rate of $6.73 per share quarterly in arrears on each September 30, December 31, March 31 and June 30 (each a "Dividend Payment Date") or, if any such date is not a business day (as defined herein), the Preferred Dividends due on such Dividend Payment Date shall be paid on the next succeeding business day. Preferred Dividends on the Seventh Series shall be cumulative and shall accumulate from the date of original issuance of the Seventh Series. Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation, net of any amounts required to be withheld for or with respect to taxes, on such record dates, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on the Seventh Series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Before any dividends on the Corporation Common Stock or any other class or series of stock of the Corporation ranking junior to the Seventh Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Seventh Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Seventh Series as to dividends is declared or is to be paid.

          13.10.3.  Conversion.

               (a) Each holder of shares of Seventh Series may at such holder's option at any time convert any or all of such holder's shares of Seventh Series into (i) if such holder is a Cable Holder, shares of Series 2 PCS Stock, and (ii) if such holder is not a Cable Holder, shares of Series 1 PCS Stock. All references herein to shares of Series 2 PCS Stock issuable upon conversion of shares of Seventh Series shall be deemed to refer to shares of Series 1 PCS Stock if the holder of such Seventh Series is not a Cable Holder. Such shares of Seventh Series shall be convertible into a number of fully paid and nonassessable whole shares of Series 2 PCS Stock as is equal to the aggregate Liquidation Preference of the shares of Seventh Series surrendered for conversion divided by the Initial Conversion Price (as adjusted from time to time, the "Conversion Price"). In case of the redemption of any shares of the Seventh Series, such right of conversion shall cease and terminate as to the shares duly called for redemption at the close of business on the date fixed for redemption, unless the Corporation defaults in the payment of the redemption price plus all accrued and unpaid dividends. If the Corporation defaults with respect to such payment, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Seventh Series surrendered for conversion.

               (b) Holders of shares of Seventh Series at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividends payable on those shares of Seventh Series on the corresponding Dividend Payment Date notwithstanding the conversion pursuant to this section of those shares of Seventh Series following such record date and before the close of business on such Dividend Payment Date. Except as provided in the preceding sentence, upon any conversion of shares of Seventh Series, the Corporation shall make no payment of or allowance of unpaid Preferred Dividends, whether or not in arrears, on such shares of Seventh Series, or for previously declared dividends or distributions on the shares of Series 2 PCS Stock issued upon conversion.

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

               (c) Conversion of shares of Seventh Series may be effected by delivering certificates evidencing such shares of Seventh Series, together with written notice of conversion stating the number of shares to be converted and a proper assignment of such certificates to the Corporation or in blank, to the office of the transfer agent for the Seventh Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Corporation shall as promptly as practicable after any conversion pursuant to this section issue and deliver to the converting holder a certificate or certificates representing the number of whole shares of Series 2 PCS Stock into which such shares of Seventh Series were converted. Upon conversion of less than the entire number of the shares of Seventh Series represented by any certificate, the Corporation shall issue and deliver to the converting holder a new certificate representing the number of shares of Seventh Series not converted. The Corporation shall effect such conversion as soon as practicable; provided that the Corporation shall not be required to convert shares of Seventh Series, and no surrender of shares of Seventh Series shall be effective for that purpose, while the stock transfer books of the Corporation for the Series 2 PCS Stock are closed for any reason, but the surrender of shares of Seventh Series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Seventh Series were surrendered, and at the Conversion Price in effect on the date of such surrender.

               (d) No fraction of a share of Series 2 PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Seventh Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 PCS Stock. For the purposes of this subparagraph, the market value of a share of Series 1 PCS Stock shall be the Closing Price of such a share on the day immediately preceding the date upon which such shares of Seventh Series are surrendered for conversion.

               (e) The Conversion Price in effect at any time shall be subject to adjustment as follows:

                    (i) If the Corporation shall at any time after the filing of these Articles of Incorporation: (A) pay a dividend on the PCS Stock in shares of PCS Stock, (B) subdivide the outstanding shares of PCS Stock into a greater number of shares, (C) combine the outstanding shares of PCS Stock into a smaller number of shares, (D) pay a dividend on the PCS Stock in shares of its capital stock (other than PCS Stock), or (E) issue any shares of its capital stock by reclassification of the shares of PCS Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 13.10.3(e)(viii)), then the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if the holder elects to convert shares of Seventh Series after such time, the holder thereof shall be entitled to receive the aggregate number of shares of PCS Stock which, if such conversion had occurred immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. Subject to Section 13.10.3(e)(vi) for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

                    (ii) If the  Corporation  shall issue  rights or warrants to the holders of the PCS Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of PCS Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the Conversion Price

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

               of the right or warrant to purchase such Convertible Securities, computed on the basis of the maximum number of shares of PCS Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price per share on the Determination Date, the Conversion Price shall be adjusted by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of PCS Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of PCS Stock so offered (or the aggregate initial conversion price of the Convertible Securities so offered, after adding thereto the aggregate conversion price of the rights or warrants to purchase such Convertible Securities) to holders of PCS Stock (and to holders of Convertible Securities referred to in the following paragraph if the distribution to which this paragraph (ii) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of PCS Stock outstanding on such record date plus the number of additional shares of PCS Stock so offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible). The adjustment contemplated by this paragraph (ii) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on such record date; however, to the extent that shares of PCS Stock (or Convertible Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, if all of the shares of PCS Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities).

                    For purposes of this  paragraph (ii) the number of shares of
               PCS Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (ii) is being applied) equal to or less than the Current Market Price per share of PCS Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Corporation.

                    (iii) If the Corporation  shall distribute to the holders of
               PCS Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding (x) dividends or distributions referred to in Section 13.10.3(e)(i) and distributions of rights or warrants referred to in Section 13.10.3(e)(ii) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the number of shares of PCS Stock outstanding on such record date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors of the Corporation) on such record date of the evidences of indebtedness, assets (including Extraordinary Cash Dividends), subscription rights or warrants to be distributed to the holders of PCS Stock (and to the holders of Convertible Securities referred to below if the distribution to which this paragraph (iii) applies is also being made to such holders), and of which the denominator shall be the number of shares of PCS Stock outstanding on such record date multiplied by such Current Market Price. For purposes of this paragraph (iii), the number of shares of PCS Stock outstanding on any record date shall be deemed to include the maximum number of

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               shares of PCS Stock the  issuance of which would be  necessary to
               effect  the  full   exercise,   exchange  or  conversion  of  all
               Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before
               giving   effect  to  any   adjustment   to  such  price  for  the
               distribution to which this paragraph (iii) is being applied) equal to or less than the Current Market Price per share of PCS Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

                    For   purposes   of   this   paragraph   (iii),   the   term
               "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the PCS Stock the amount of which, together with the aggregate amount of cash dividends on the PCS Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the PCS Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the PCS Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex- Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Conversion Price was previously made under this paragraph (iii)) equals or exceeds on a per share basis 5% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex- Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

                    The adjustment pursuant to the foregoing  provisions of this paragraph (iii) shall be made successively whenever any distribution to which this paragraph (iii) applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                    (iv) If this Section 13.10.3(e) requires  adjustments to the
               Conversion Price under more than one of clause (D) of the first sentence of paragraph (i), paragraph (ii) or paragraph (iii), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph
               (i), second the provisions of paragraph (iii) and, third, the provisions of paragraph (ii).

                    (v) No adjustment in the Conversion  Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
               Section 13.10.3(e) shall be made to the nearest cent or to the nearest one- hundredth of a share, as the case may be.

                    (vi) In any  case in which  this  Section  13.10.3(e)  shall require that an adjustment in the Conversion Price be made effective as of the record date for a specified event, the Corporation may elect to defer until the occurrence of such event
               (x) issuing to the holder of the Seventh Series the Shares, if any, issuable upon such conversion over and above the Shares, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment, if the Seventh Series is converted after such record date, and (y) paying to the holder cash or its check in lieu of any fractional interest to which the holder

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               would be  entitled  pursuant  to  Section  13.10.3(d);  provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional Shares and such cash upon the occurrence of the event requiring such adjustment.

                    (vii) If the Corporation  consolidates  with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding PCS Stock, or the PCS Stock is converted into another class or series of capital stock of the Corporation, the Corporation (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holder's certificate representing shares of Seventh Series shall thereafter be convertible, upon the terms and conditions specified in the certificates, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of PCS Stock purchasable upon conversion of the holder's Seventh Series immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder of PCS Stock failed to exercise any rights of election with respect thereto, and received per Share the kind and amount of securities, cash or other assets received per share of PCS Stock by a plurality of the nonelecting shares of PCS Stock); and in any such case, if necessary, the provisions set forth in this
               Section  13.10.3(e)  with  respect to the  rights  and  interests thereafter of the holder of the Seventh Series shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the conversion of the holder's Seventh Series. The subdivision or combination of the PCS Stock at any time outstanding into a greater or lesser number of shares of PCS Stock shall not be deemed to be a reclassification of the PCS Stock for the purposes of this subsection. The Corporation shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holders of the Seventh Series such securities, cash or other assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase and the other obligations in this Section 13.10.

     The Corporation may make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii) and (iii) of this Section 13.10.3(e), as it shall in its sole discretion determine to be advisable.

                    (viii) Subject to Section 13.10.3(e)(v) and to the remaining provisions of this Section 13.10.3(e)(viii), in the event that a holder of Seventh Series would be entitled to receive upon conversion thereof pursuant to this Section 13.10.3(e) any Redeemable Capital Stock and the Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Seventh Series then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Seventh Series could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Seventh Series shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

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                    Notwithstanding  the foregoing,  if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Seventh Series shall not be convertible
               into  such   Redemption   Securities  and,  from  and  after  the
               applicable redemption date, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any shares of stock (including the PCS Stock) or other securities or property other than the Redeemable Capital Stock so redeemed. The Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The "Mirror Preferred
               Stock   Condition"   will  be  satisfied  in  connection  with  a
               redemption of any Redeemable Capital Stock into which the Seventh Series is then convertible if appropriate provision is made so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Redemption Event for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of
               (x) the product of the amount of shares of the Redeemable Capital Stock for which each share of Seventh Series is then convertible to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by
               (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of stock or other securities or property (other than the Redeemable Capital Stock being redeemed) that would have been receivable by a holder of Seventh Series upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of
               Exchange   Preferred   Stock  will  have  an  aggregate   initial
               liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series
               exchanged   therefor  and  the  aggregate   initial   liquidation
               preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series
               if  the  shares  of  Exchange   Preferred  Stock  would  have  no
               Liquidation Preference as a result of the above formula.

                    (ix) If the Corporation  effects a Spin Off, the Corporation shall make appropriate provision so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Spin Off for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preference of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of PCS Stock issuable upon conversion of a share of Seventh Series immediately prior to the effective date of the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of PCS Stock and other securities or property (other than Spin Off Securities) that would have been receivable by a holder of a share of Seventh Series in the Spin Off following conversion thereof immediately prior to the

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               effective  date of the Spin Off (such fair value to be determined in the case of PCS Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series
               exchanged   therefor  and  the  aggregate   initial   liquidation
               preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series
               if  the  shares  of  Exchange   Preferred  Stock  would  have  no
               Liquidation Preference as a result of the above formula. From and after the effective date of such Spin Off, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

               (f) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of PCS Stock on the conversion of Seventh Series; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of PCS Stock in a name other than that of the registered holder of Seventh Series converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          13.10.4. Liquidation Rights. Subject to prior payment of preferred amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation the holders of the Seventh Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other class or series of stock ranking junior to the Seventh Series upon liquidation, the sum of U.S. $1,000 per share (the "Liquidation Preference"), plus in each case any accumulated unpaid dividends (whether or not declared), to the date of final distribution. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Seventh Series and any other Parity Stock are not paid in full, the holders of the Seventh Series and such Parity Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Seventh Series shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation. Notice of a liquidation, dissolution or winding up of the Corporation shall be filed at each office or agency maintained for the purpose of conversion of the Seventh Series, and shall be mailed to the holders of Seventh Series at their last addresses as they shall appear on the stock register of the Corporation, at least 20 business days before any such action, stating the date on which any such action is expected to become effective. The failure to give or receive the notice required by this Section or any defect therein shall not affect the legality or validity of any such action.

     13.10.5.  Redemption.

          (a) General. Except as provided below and in Section 13.10.5(h), the Seventh Series shall not be redeemed by the Corporation prior to November 23, 2001. The Corporation may at its option redeem the Seventh Series in whole or in part after November 23, 2001, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the Liquidation Preference per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date. In connection with a Spin Off or a Redemption Event, the Corporation may, at its option, redeem the Seventh Series in whole after November 23, 2000, and before November 23, 2001, upon at least thirty days prior notice, at a redemption price equal to the Premium Price per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date, which redemption shall be deemed effective immediately prior to the consummation of the Spin Off or the Redemption Event. If less than all the outstanding Seventh Series is to be redeemed, the shares to be redeemed shall be selected pro rata as

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

     nearly as practicable or by lot, or by such other method as may be determined by the Board of Directors to be equitable, without regard to whether the shares to be redeemed are convertible into Series 1 PCS Stock or Series 2 PCS Stock. Shares so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same series.

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on November 23, 2008 (or, if such day is not a business day, on the first business day thereafter) (subject to extension as provided in the last sentence of this Section 13.10.5(b), the "Mandatory Redemption Date"), all remaining shares of Seventh Series then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Prior to authorizing or making such redemption with respect to the Seventh Series, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Seventh Series payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Seventh Series as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Seventh Series then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Seventh Series. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Seventh Series required to be redeemed pursuant to this section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (x) dividends on any remaining outstanding shares of Seventh Series shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (y) the Corporation shall not declare or pay any dividend or make any distribution on any Parity Stock or Junior Stock. With respect to any Exchange Preferred Stock or Mirror Preferred Stock, the Mandatory Redemption Date shall be the later to occur of (i) November 23, 2008, and (ii) the fifth anniversary of the date of issuance of such Exchange Preferred Stock or Mirror Preferred Stock.

          (c) Notice. The Corporation will provide notice of any redemption of shares of Seventh Series to holders of record of the Seventh Series to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Seventh Series to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

               (i) the redemption date;

               (ii) the number of shares of Seventh Series to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

               (iii)  the Redemption Price;

               (iv) the place or places where certificates for such shares are to be surrendered for redemption;

               (v) the amount of full cumulative dividends per share of Seventh Series to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Seventh Series to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the Redemption Price plus such full cumulative dividends accrued and unpaid thereon;

               (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

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               (vii) the then effective  Conversion  Price (as determined  under
          Section 13.10.3); and

               (viii) that the right of holders to convert shares of Seventh Series to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Redemption Price and such full cumulative dividends accrued and unpaid thereon).

     Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Seventh Series receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Seventh Series.

          (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Seventh Series to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Seventh Series upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Seventh Series so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to subsection (e) of the full redemption amounts as provided herein in respect of all shares of Seventh Series then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Seventh Series shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Seventh Series that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Seventh Series shall continue to be those of holders of shares of the Seventh Series.

          (g) Restrictions on Redemption and Purchase. Any provision of this Section to the contrary notwithstanding, in the event that any quarterly dividend payable on the Seventh Series shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Parity Stock or Junior Stock unless all outstanding shares of Seventh Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Seventh Series or any Parity Stock or Junior Stock except (i) by conversion into or exchange for stock ranking junior as to dividends or
     (ii) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Seventh Series and such Parity Stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as between such series as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective

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     annual  dividend  rates and other  relative  rights and  preferences of the respective series of stock, will result in fair and equitable treatment as between such series, which determination shall be conclusive.

          (h) The  Corporation  shall  redeem the Seventh  Series in whole or in part in accordance with and to the extent required by Section 6.6 of the Restructuring Agreement. With respect to any such redemption, (i) the provisions of Section 13.10.5(c) and Section 13.10.5(e) shall not apply and
     (ii) the restriction on rights in Section 13.10.5(f) shall apply from the time of the closing of the IPO or other primary offering contemplated by
     Section 6.6 of the Restructuring Agreement.

     13.10.6. Advance Notice of Certain Transactions. If the Corporation: (i) takes any action which would require any adjustment to the Conversion Price or the number of shares issuable upon a Conversion; (ii) is a party to a
consolidation,   merger  or  binding  share   exchange,   or  transfers  all  or
substantially all of its assets to another person or entity, and any stockholders of the Corporation must approve the transaction; or (iii) voluntarily or involuntarily dissolves, liquidates or winds up, then, in any such event, the Corporation shall give to the holders of the Seventh Series, at least 10 days prior to any record date or other date set for definitive action if there shall be no record date, a notice stating the record date for, the anticipated effective date of such action or event and, if applicable, whether the Corporation will adjust the Conversion Price or the number of shares issuable upon a Conversion. Notwithstanding the foregoing, notice shall be given no later than the time any required notice of such action or event is given to the holders of PCS Stock.

     13.10.7. Reservation of Shares. The Corporation shall at all times keep available and reserved for the purpose of issuance upon conversion of shares of Seventh Series the number of shares of its Series 1 PCS Stock and the number of shares of its Series 2 PCS Stock required for conversion of the outstanding and any reserved shares of the Seventh Series. The Corporation shall take all corporate and other actions necessary to ensure that all shares of PCS Stock issuable on conversion of Seventh Series will upon issuance be duly and validly authorized and issued, fully paid and nonassessable.

     13.10.8. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Seventh Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any class or series of Parity Stock or Junior Stock; (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any class or series of Parity Stock or Junior Stock; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of Junior Stock; and (c) will not redeem pursuant to redemption rights in the terms of such stock any Parity Stock unless at the same time it redeems all the shares of the Seventh Series.

     13.10.9. Voting Rights. Except as otherwise required by law, each outstanding share of the Seventh Series shall be entitled to vote on all matters in respect of which the holders of the common stock of the Corporation are entitled to vote, and the holders of the Seventh Series shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class; provided, however, that the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of the Seventh Series are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of the Articles of Incorporation or of any amendment thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series; provided, however, that neither (i) the creation, issuance, or increase in the amount of authorized shares of, any series of preferred stock nor (ii) the consummation of any transaction described in Section 13.10.3 in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series are addressed as contemplated by such Section will (in either such case) be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series.

On each matter to be voted on by the holders of the Seventh Series, each outstanding share of the Seventh Series is entitled to a number of votes equal to the number of votes that could be cast with respect to such matter by the holder of that number of the series of PCS Stock into which such share of Seventh Series could be converted if the requirements

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for conversion under Section  13.10.3(c) had been satisfied by such voting party on the record date for determining the shareholders of the Corporation who are entitled to vote with respect to such matter.

     13.10.10. Definitions.  As used in this Section 13.10 only:

          (a) the term "Affiliate" has the meaning given to such term in the Restructuring Agreement;

          (b) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close;

          (c) the term "Cable Holder" means any of (i) TeleCommunications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation, (ii) any Affiliate of an entity identified in clause (i) of this definition, (iii) any successor by operation of law of an entity identified in clauses (i) or (ii) of this definition, or (iv) any entity controlled by two or more entities identified in clauses (i) through (iii) of this definition or this clause
     (iv) even if such entity is not considered an Affiliate of any individual entity so identified;

          (d) the term "close of business" means 5:00 p.m. local New York City time on a business day;

          (e) the term "Closing Price" for a security, on any day, means the last sale price, regular way, per share of such security as reported on the New York Stock Exchange on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such security on the New York Stock Exchange, in either case as reported on the New York Stock Exchange Composite Transactions Tape, or if such security is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is then listed or admitted to trading, or if such security is not then listed or admitted to trading on any national securities exchange, as quoted through the National Market tier of The Nasdaq Stock Market;

          (f) "Convertible Securities" means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for PCS Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire PCS Stock.

          (g) "Current Market Price", on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, means the average of the daily Closing Prices of the Series 1 PCS Group Common Stock for the shortest of:

               (i) the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date;

               (ii) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market price is being calculated and ending on the last full Trading Day before such Determination Date; and

               (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of Section 13.10.3(e)(i), Section 13.10.3(e)(ii) or Section 13.10.3(e)(iii), and
          ending on the last full Trading Day before such Determination Date.

          If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of Section 13.10.3(e)(i), Section 13.10.3(e)(ii) or Section 13.10.3(e)(iii) (the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of

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     the capital stock,  rights,  warrants,  assets or evidences of indebtedness issued or distributed in respect of each share of Series 1 PCS Group Common Stock in such preceding adjustment event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses
     (A), (B), (C) or (D) of the first sentence of Section 13.10.3(e)(i) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series 1 PCS Group Common Stock during such period.

          For purposes of this Section 13.10, the Current Market Price of a share of Series 2 PCS Group Common Stock as of any Determination Date shall be the Current Market Price of a share of Series 1 PCS Group Common Stock as of such Determination Date;

          (h) "Determination Date" for any issuance of rights or warrants or any distribution to which Section 13.10.3(e)(i) or 13.10.3(e)(ii) applies means the earlier of (i) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such Section applies and (ii) the Ex-Dividend Date for such right, warrants or distribution;

          (i) "Exchange Preferred Stock" means a series of convertible preferred stock of the Corporation having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in Section 13.10.3(e)(vii) or Section 13.10.3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities;

          (j) "Ex-Dividend Date" shall mean the date on which "ex- dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of Section 13.10.3(e)(i), Section 13.10.3(e)(ii) or Section 13.10.3(e)(iii) applies in the over-the-counter market or on the principal exchange on which the Series 1 PCS Stock is then quoted or listed;

          (k) the term "Initial Conversion Price" shall be an amount equal to $15.3733.

          (l) "IPO" has the meaning given to such term in the Restructuring Agreement;

          (m) the term "IPO Price" means the price per share of Series 1 PCS Stock in the IPO;

          (n) the term "Junior Stock" means any stock ranking junior as to dividends or upon liquidation, dissolution or winding up to the Seventh Series;

          (o) the term "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar applicable law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation;

          (p) the term "Mirror Preferred Stock" means convertible preferred stock issued by (i) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, and (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities and having terms, designations, conditions, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as

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     is practicable  in the judgment of the Board of Directors,  to those of the
     Seventh Series for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in
     Section 13.10.3(e)(vii) or Section 13.10.3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities or Spin Off Securities, as applicable, and other securities and property that the holder of a share of Seventh Series in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such share of Seventh Series been converted immediately prior to the effective date of the Redemption Event and (y) in the case of a Spin Off, in such Spin Off had such share of Seventh Series been converted immediately prior to the record date for such Spin Off;

          (q) the term "Parity Stock" means any stock ranking on a parity as to dividends or upon liquidation, dissolution or winding up with the Seventh Series;

          (r) the term "PCS Stock" means the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock;

          (s) the term "Premium Price," which shall be measured as of the effective date of the redemption referred to in Section 13.10.5(a), means the greater of (i) 110% of the Liquidation Preference and (ii) 110% of the product of (A) the number of shares of PCS Stock (or other securities) into which a share of Seventh Series is convertible as of such redemption date multiplied by (B) the average of the Closing Prices for the Series 1 PCS Stock (or, if the Seventh Series is then convertible into a different publicly traded security of the Corporation, then the average of the Closing Prices of such publicly traded security) for the 30 consecutive Trading Days ending on the 5th Trading Day prior to such redemption date.

          (t) the term "record date" means such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights;

          (u) the term "Redeemable Capital Stock" means a class or series of capital stock of the Corporation that provides by its terms a right in favor of the Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series;

          (v) the term "Redemption Securities" means, with respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of the Corporation that is distributed by the Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock;

          (w) the term "Restructuring Agreement" means that Restructuring and Merger Agreement, dated as of May 26, 1998, among the Corporation, Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their respective Affiliates;

          (x) the term "Series 1 PCS Stock" means the PCS Common Stock--Series 1, par value $1.00 per share, of the Corporation;

          (y) the term "Series 2 PCS Stock" means the PCS Common Stock--Series 2, par value $1.00 per share, of the Corporation;

          (z) the term "Series 3 PCS Stock" means the PCS Common Stock--Series 3, par value $1.00 per share, of the Corporation;

          (aa) the term "Spin Off" means the distribution of stock of a Subsidiary of the Corporation as a dividend to all holders of PCS Stock.

          (bb) the term "Spin Off Securities" means stock of a Subsidiary of the Corporation that is distributed to holders of PCS Stock in a Spin Off.

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          (cc) the term  "Subsidiary"  means,  with  respect to any person,  any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

          (dd) the term "Trading Day" means a day on which the principal national securities exchange on which the Series 1 PCS Stock is listed or admitted to trading, or The Nasdaq Stock Market, as applicable, if the Series 1 PCS Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Series 1 PCS Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any Business Day; and

          (ee) the term "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens or (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation.

                   PREFERRED STOCK-EIGHTH SERIES

     (1) Designation and Amount. The shares of such Series shall be designated as "Preferred Stock-Eighth Series, Junior Participating" (hereafter "Eighth Series") and the number of shares constituting such series shall be one million two hundred fifty thousand (1,250,000).

     (2) Dividends.

          (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock of the Corporation ("Preferred Stock"), or any similar stock ranking prior and superior to the shares of the Eighth Series with respect to dividends, the holders of shares of the Eighth Series, in preference to the holders of Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Eighth Series (collectively with such Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) the product of the PCS Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the PCS Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of PCS Group Common Stock, or a subdivision of the outstanding shares of PCS Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the PCS Group Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Eighth Series.

          (B) As used herein, the PCS Group Multiple shall initially be 2,000. In the event the Corporation shall (i) declare any dividend on PCS Group Common Stock payable in shares of PCS Group Common Stock, (ii) subdivide the outstanding PCS Group Common Stock, or (iii) combine the outstanding PCS Group Common Stock into a smaller number of shares, then in each such case the PCS Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of PCS Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of PCS Group Common Stock that were outstanding immediately prior to such event.

          (C) The Corporation shall declare a dividend or distribution on the Eighth Series as provided above in paragraph (A) of this Section (2) immediately after it declares a dividend or distribution on the PCS Group Common Stock (other than a dividend payable in shares of PCS Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the PCS Group Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend

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     Payment  Date,  the  minimum  quarterly  dividend  of $100.00 on the Eighth
     Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Eighth Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Eighth Series, unless the date of issue of such shares of Eighth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Eighth Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Eighth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (3) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of the Articles of Incorporation of the Corporation, as amended, the holders of the shares of the Eighth Series shall be entitled to vote at any annual or special meeting of the stockholders of the Corporation, for each share of Eighth Series, a number of votes equal to the product of the PCS Group Multiple then in effect times the highest number of votes that each share of PCS Group Common Stock entitles its holder to vote at such meeting of stockholders of the Corporation. The holders of the shares of the Eighth Series shall be entitled to exercise such voting rights with the holders of Series 1 PCS Stock, without distinction as to class, at any annual or special meeting of stockholders for the election of directors and on any other matter submitted to a vote of the stockholders of the Corporation at such meeting. Except as otherwise provided herein, in the Articles of Incorporation of the Corporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Eighth Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (4) Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Eighth Series as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Eighth Series outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends (except a dividend payable in PCS Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

               (ii) declare or pay dividends on or make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Eighth Series, except dividends paid ratably on the shares of the Eighth Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Eighth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of Junior Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of the Eighth Series, or any shares of stock ranking on a parity with the shares of the Eighth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

     (5) Reacquired Shares. Any shares of the Eighth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

     (6) Liquidation, Dissolution or Winding Up.

          (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Eighth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount to be distributed per share to holders of PCS Group Common Stock.

          (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Eighth Series shall not receive any distributions except for distributions made ratably on the Eighth Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of PCS Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Eighth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of PCS Group Common Stock is changed or exchanged.

     (8) Ranking. The shares of the Eighth Series shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Eighth Series shall rank on a parity with the Corporation's Preferred Stock-Series Sixth, Junior Participating, as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors of the Corporation from creating any additional series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of the Eighth Series as to the payment of dividends or distribution of assets.

     (9) Fractional Shares. Shares of the Eighth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Eighth Series.

     (10)  Definitions.   For  purposes  of  this  Certificate  of  Designation,
Preferences and Rights of Eighth Series, unless the context otherwise requires:

          (A) Deleted.

          (B) "Common Stock" shall mean Series 1 FON Stock, and/or Series 2 FON Stock, and/or Series 3 FON Stock, and/or Old Class A Common Stock, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

          (C) "Initial Charter Amendment" shall have the meaning set forth in the Restructuring and Merger Agreement.

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          (D) "Old Class A Common Stock" shall have the meaning set forth in the
     Subsequent Charter Amendment.

          (E) "PCS Group Common Stock" shall mean Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

          (F) "PCS Group Multiple" shall have the meaning set forth in Section 2(B).

          (G) "Recapitalization" shall mean the reclassification of each outstanding share of Sprint Common Stock into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock effected by filing of the Subsequent Charter Amendment.

          (H) "Restructuring and Merger Agreement" shall mean that certain agreement, dated as of May 26, 1998, by and among the Corporation, TeleCommunications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, Cox Communications, Inc., a Delaware corporation, TCI Spectrum Holdings, Inc., a Colorado corporation, Comcast Telephony Services, a Delaware general partnership, Cox Telephony Partnership, a Delaware general partnership, Sprint Enterprises, L.P., a Delaware limited partnership, TCI Philadelphia Holdings, Inc., a Delaware corporation, Com Telephony Services, Inc., a Delaware corporation, Comcast Telephony
     Services, Inc., a Delaware corporation, Cox Telephony Partners, Inc., a Delaware corporation, Cox Communications Wireless, Inc., a Delaware corporation, SWV One, Inc., a Delaware corporation, SWV Two, Inc., a Delaware corporation, SWV Three, Inc., a Delaware corporation, SWV Four, Inc., a Delaware corporation, SWV Five, Inc., a Delaware corporation, and SWV Six, Inc., a Colorado corporation.

          (I) "Series 2 Common Stock" shall mean the Common Stock - Series 2, par value $2.50 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (J) "Series 1 FON Stock" shall mean the FON Common Stock - Series 1, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

          (K) "Series 2 FON Stock" shall mean the FON Common Stock - Series 2, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

          (L) "Series 3 FON Stock" shall mean the FON Common Stock - Series 3, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

          (M) "Series 1 PCS Stock" shall mean the PCS Common Stock - Series 1, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (N) "Series 2 PCS Stock" shall mean the PCS Common Stock - Series 2, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (O) "Series 3 PCS Stock" shall mean the PCS Common Stock - Series 3, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

          (P) "Sprint Common Stock" shall mean Common Stock, par value $2.50 per share, of the Corporation, as provided for in the Initial Charter Amendment.

          (Q) "Subsequent Charter Amendment" shall have the meaning set forth in the Restructuring and Merger Agreement.

                              Seventh

     1. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as expressly provided in Section 2 of this ARTICLE SEVENTH, the affirmative vote of the holders of eighty (80) percent

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of the outstanding shares of the Corporation  entitled to vote in an election of
Directors shall be required for the approval or authorization of any Business Combination (as hereinafter defined).

     2. The provisions of Section 1 of this ARTICLE SEVENTH shall not be applicable if:

          A. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting of Directors at which at least seven Continuing Directors are present; or

          B. The Business Combination is a merger or consolidation and the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by the stockholders of each class of stock of the Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the
     Interested   Stockholder  (as  hereinafter   defined),   with   appropriate
     adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation's capital stock.

     3.  For purposes of this ARTICLE SEVENTH:

          A.  The term "Business Combination" means:

               (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Interested Stockholder or
          (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined on October 1, 1982 in Rule 12b- 2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of an Interested Stockholder;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary of the Corporation that have an aggregate Fair Market Value of $1,000,000 or more;

               (iii) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (v) any  reclassification  of securities  (including  any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

          B. The term "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

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          C.  The term "Fair Market Value" means:

               (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present; or

               (ii) in the case of property or securities other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

          D. The term "Interested Stockholder" means and includes, as of the date of any proposed Business Combination, any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on October 1, 1982 in Rule 12b-2 under the Exchange Act), "Beneficially Owns" (as defined on October 1, 1982 in Rule 13d- 3 under the Exchange Act) in the aggregate ten percent or more of the outstanding shares of the Corporation entitled to vote in an election of Directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                              Eighth

     1. Prevention of "Greenmail." Any direct or indirect purchase or other acquisition by this Corporation of any Equity Security (as hereinafter defined) of any class at a price above Market Price (as hereinafter defined) from any Interested Securityholder (as hereinafter defined) who has beneficially owned any Equity Security of the class to be purchased for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this ARTICLE EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE SIXTH of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but (i) no such affirmative vote shall be required with respect to any purchase, redemption or other acquisition by this Corporation of capital stock from FT, DT, any Qualified Subsidiary or any Qualified Stock Purchaser pursuant to the provisions of the Investment Documents (as such term is defined in Section 10 of ARTICLE SIXTH of these Articles of Incorporation) or these Articles of Incorporation, (ii) no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by this Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and (iii) no such affirmative vote shall be required with respect to any purchase, redemption, conversion or other acquisition by this Corporation of Series 2 FON Stock or PCS Stock (as defined in ARTICLE SIXTH) from a holder thereof pursuant to the provisions of these Articles of Incorporation.

     2. Certain Definitions. For the purposes of this ARTICLE EIGHTH:

          A. A "person" means any individual, firm, corporation or other entity.

          B. "Interested Securityholder" means any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

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               (i) is the beneficial  owner,  directly or  indirectly,  of 5% or more of the class of securities to be acquired; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

               (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          C. A person shall be a "beneficial owner" of any security of any class of the Corporation:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

          D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1982.

          F. "Equity  Security" shall have the meaning  ascribed to such term in
     Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

          G. "Market Price" means the highest closing sale price during the thirty-day period immediately preceding the date in question, of a share of any Equity Security on the Composite Tape for New York Stock Exchange issues or, if such Equity Security is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended, on which such Equity Security is listed, or, if such Equity Security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such Equity Security during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such Equity Security.

     3. Compliance. The Board of Directors of the Corporation shall have the power to determine the application of, or compliance with, this ARTICLE EIGHTH, including, without limitation: (i) whether a person is an Interested
Securityholder; (ii) whether a person is a beneficial owner of any Equity Security; and (iii) the Market Price of any Equity Security. Any decision or action taken by the Board of Directors arising out of or in connection with the

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construction,  interpretation and effect of this ARTICLE EIGHTH shall lie within its absolute discretion and shall be conclusive and binding, except in circumstances involving bad faith.

                               Ninth

     No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 51 of the General Corporation Code of the State of Kansas, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


























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